EXHIBIT 10.2








                              MANAGEMENT AGREEMENT
                                     BY AND

                                     BETWEEN

                               HPT TRS IHG-1, INC.

                                       AND

                  INTERCONTINENTAL HOTELS GROUP RESOURCES, INC.
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                                Table of Contents

                                                                            Page

ARTICLE 1  DEFINITIONS.........................................................1
         1.1   8.1(c) Statement................................................1
         1.2   Accounting Principles...........................................1
         1.3   Additional Hotels...............................................1
         1.4   Affiliate.......................................................1
         1.5   Agreed Upon Procedure Letter....................................2
         1.6   Arbitration.....................................................2
         1.7   Assumed Mortgage................................................2
         1.8   Authorized Mortgage.............................................3
         1.9   Award...........................................................3
         1.10  Bank Accounts...................................................3
         1.11  Base Management Fee.............................................3
         1.12  Base Year.......................................................3
         1.13  Brand...........................................................3
         1.14  Brand Standards.................................................3
         1.15  Buildings.......................................................4
         1.16  Business Day....................................................4
         1.17  Capital Replacements............................................4
         1.18  Capital Replacements Budget.....................................4
         1.19  Code............................................................4
         1.20  Collateral Agency Agreement.....................................4
         1.21  Collateral Agent................................................4
         1.22  Competitor......................................................5
         1.23  Condemnation....................................................5
         1.24  Condemnor.......................................................5
         1.25  Consolidated Financials.........................................5
         1.26  Consumer Price Index............................................5
         1.27  Controlling Interest............................................5
         1.28  Debt Service Coverage Ratio.....................................5
         1.29  Disbursement Rate...............................................6
         1.30  Effective Date..................................................6
         1.31  Environmental Laws..............................................6
         1.32  Environmental Notice............................................6
         1.33  Expiration Date.................................................6
         1.34  FF&E Reserve Commencement Month.................................6
         1.35  Fiscal Month....................................................6
         1.36  Fiscal Year.....................................................6
         1.37  First Management Fee............................................6
         1.38  First Management Fee Percentage.................................6
         1.39  Furniture, Fixtures and Equipment or FF&E.......................7
         1.40  Government Agencies.............................................7
         1.41  Gross Revenues..................................................7

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                                Table of Contents
                                   (continued)
                                                                            Page

         1.42  Guarantor.......................................................8
         1.43  Guaranty........................................................8
         1.44  Hazardous Substances............................................8
         1.45  Hotel...........................................................9
         1.46  HPT.............................................................9
         1.47  HPT Group.......................................................9
         1.48  IHG.............................................................9
         1.49  Incentive Management Fee........................................9
         1.50  Initial Term...................................................10
         1.51  Initial Working Capital........................................10
         1.52  Insurance Requirements.........................................10
         1.53  Interest Rate..................................................10
         1.54  Landlords......................................................10
         1.55  Leases.........................................................10
         1.56  Legal Requirements.............................................10
         1.57  Management Fees................................................10
         1.58  Manager........................................................11
         1.59  Manager Default................................................11
         1.60  Manager Event of Default.......................................11
         1.61  Master Lease...................................................11
         1.62  Material Repair................................................11
         1.63  New Management Agreement.......................................11
         1.64  NOI............................................................11
         1.65  Officer's Certificate..........................................11
         1.66  Operating Cost(s)..............................................12
         1.67  Operating Equipment............................................13
         1.68  Operating Profit...............................................13
         1.69  Operating Standards............................................13
         1.70  Operating Supplies.............................................13
         1.71  Original Hotels................................................13
         1.72  Overland Landlord..............................................13
         1.73  Overland Lease.................................................13
         1.74  Owner..........................................................13
         1.75  Owner's First Priority.........................................13
         1.76  Owner's Fixed Priority.........................................14
         1.77  Owner's Percentage Priority....................................14
         1.78  Owner's Second Priority........................................14
         1.79  Parent.........................................................14
         1.80  Person.........................................................14
         1.81  Pledged Hotels.................................................14
         1.82  Priority Coverage Ratio........................................14
         1.83  Renewal Terms..................................................15
         1.84  Repairs........................................................15

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                                Table of Contents
                                   (continued)
                                                                            Page


         1.85  Replacement Property...........................................15
         1.86  Reservation System.............................................15
         1.87  Reserve Account................................................15
         1.88  Residual Distribution..........................................15
         1.89  Restricted Area................................................15
         1.90  Restricted Period..............................................15
         1.91  Rooms Revenue..................................................15
         1.92  SARA...........................................................15
         1.93  Second Management Fee..........................................15
         1.94  Second Management Fee Percentage...............................16
         1.95  Services Fees..................................................16
         1.96  Sites..........................................................16
         1.97  Subsidiary.....................................................16
         1.98  Substitute Tenant..............................................16
         1.99  Successor Landlord.............................................16
         1.100 System Marks...................................................16
         1.101 Term...........................................................16
         1.102 Transaction Documents..........................................16
         1.103 Ultimate Parent................................................17
         1.104 Uniform System of Accounts.....................................17
         1.105 Unsuitable for Its Permitted Use...............................17
         1.106 Working Capital................................................17
         1.107 Yearly Budget..................................................17

ARTICLE 2  SCOPE OF AGREEMENT.................................................18
         2.1   Engagement of Manager..........................................18
         2.2   Additional Services............................................20
         2.3   Use of Hotels..................................................20
         2.4   Right to Inspect...............................................21
         2.5   Right of Offset................................................21
         2.6   Condition of the Hotels........................................21

ARTICLE 3  TERM AND RENEWALS..................................................23
         3.1   Term...........................................................23
         3.2   Renewal Term...................................................23
         3.3   Owner's Termination Right at End of Term.......................24

ARTICLE 4  TITLE TO HOTEL.....................................................24
         4.1   Covenants of Title.............................................24
         4.2   Non-Disturbance................................................24
         4.3   Financing......................................................25
         4.4   Sale of a Hotel to an Affiliate................................27
         4.5   Sale of All the Hotels.........................................27

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                                Table of Contents
                                   (continued)
                                                                            Page

         4.6   The Leases.....................................................28
         4.7   Restricted Sale................................................28

ARTICLE 5  REQUIRED FUNDS.....................................................28
         5.1   Working Capital................................................28
         5.2   Reserve Account................................................29
         5.3   Additional Requirements for Reserve............................31
         5.4   Ownership of Replacements......................................31
         5.5   Manager Reserve Advances.......................................31
         5.6   No Additional Contributions....................................31

ARTICLE 6  BRAND STANDARDS AND MANAGER'S CONTROL..............................31
         6.1   Brand Standards................................................31
         6.2   Manager's Control..............................................32
         6.3   Arbitration....................................................32

ARTICLE 7  OPERATION OF THE HOTEL.............................................32
         7.1   Permits........................................................32
         7.2   Equipment and Supplies.........................................33
         7.3   Personnel......................................................33
         7.4   Sales, Marketing and Advertising...............................34
         7.5   Reservation and Communication Services.........................35
         7.6   Maintenance and Repairs........................................36
         7.7   Material Repairs...............................................36
         7.8   Liens; Credit..................................................37
         7.9   Real Estate and Personal Property Taxes........................38
         7.10  Contest........................................................38

ARTICLE 8  FISCAL MATTERS.....................................................38
         8.1   Accounting Matters.............................................38
         8.2   Yearly Budgets.................................................40
         8.3   Bank Accounts..................................................42
         8.4   Consolidated Financials........................................42

ARTICLE 9  FEES TO MANAGER....................................................43
         9.1   Management Fees................................................43
         9.2   Services Fees..................................................43

ARTICLE 10  DISBURSEMENTS.....................................................44
         10.1   Disbursement of Funds.........................................44
         10.2   Residual Distribution.........................................45
         10.3   Owner's Fixed Priority........................................46
         10.4   Owner's Percentage Priority...................................46
         10.5   No Interest...................................................47

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                                Table of Contents
                                   (continued)
                                                                            Page

         10.6   Amounts Outstanding at End of Term............................47
         10.7   Calculations..................................................47
         10.8   Survival......................................................47

ARTICLE 11  CERTAIN OTHER SERVICES............................................47
         11.1   Optional Services.............................................47
         11.2   Purchasing....................................................47

ARTICLE 12  SIGNS AND SERVICE MARKS...........................................48
         12.1   Signs.........................................................48
         12.2   System Marks..................................................48
         12.3   System Mark Litigation........................................49

ARTICLE 13  INSURANCE.........................................................50
         13.1   Insurance Coverage............................................50
         13.2   Insurance Policies............................................51
         13.3   Insurance Certificates........................................52
         13.4   Insurance Proceeds............................................53
         13.5   Manager's Insurance Program...................................53

ARTICLE 14  INDEMNIFICATION AND WAIVER OF SUBROGATION.........................53
         14.1   Indemnification...............................................53
         14.2   Waiver of Subrogation.........................................54
         14.3   Survival......................................................54

ARTICLE 15  DAMAGE TO AND DESTRUCTION OF THE HOTEL............................54
         15.1   Termination...................................................54
         15.2   Restoration...................................................55

ARTICLE 16  CONDEMNATION......................................................56
         16.1   Total Condemnation............................................56
         16.2   Partial Condemnation..........................................57
         16.3   Temporary Condemnation........................................58
         16.4   Effect of Condemnation........................................58

ARTICLE 17  DEFAULT AND TERMINATION...........................................58
         17.1   Manager Events of Default.....................................58
         17.2   Remedies for Manager Defaults.................................60
         17.3   Owner Events of Default and Remedies for Owner  Defaults......60
         17.4   Post Termination Obligations..................................61

ARTICLE 18  NOTICES 63
         18.1   Procedure.....................................................63

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                                Table of Contents
                                   (continued)
                                                                            Page

ARTICLE 19  RELATIONSHIP, AUTHORITY AND FURTHER ACTIONS.......................65
         19.1   Relationship..................................................65
         19.2   Further Actions...............................................65

ARTICLE 20  APPLICABLE LAW....................................................65

ARTICLE 21  SUCCESSORS AND ASSIGNS............................................66
         21.1   Assignment....................................................66
         21.2   Binding Effect................................................67

ARTICLE 22  RECORDING.........................................................68
         22.1   Memorandum of Agreement.......................................68

ARTICLE 23  FORCE MAJEURE.....................................................68
         23.1   Operation of Hotel............................................68
         23.2   Extension of Time.............................................68

ARTICLE 24  GENERAL PROVISIONS................................................68
         24.1   Trade Area Restriction........................................69
         24.2   Environmental Matters.........................................69
         24.3   Authorization.................................................70
         24.4   Severability..................................................70
         24.5   Merger........................................................71
         24.6   Formalities...................................................71
         24.7   Consent to Jurisdiction; No Jury Trial........................71
         24.8   Performance on Business Days..................................72
         24.9   Attorneys' Fees...............................................72
         24.10  Section and Other Headings....................................72
         24.11  Documents.....................................................72
         24.12  No Consequential Damages......................................72
         24.13  No Political Contributions....................................72
         24.14  REIT Qualification............................................73
         24.15  Further Compliance with Section 856(d) of the Code............73
         24.16  Adverse Regulatory Event......................................74
         24.17  Commercial Leases.............................................75
         24.18  Nonliability of Trustees......................................75
         24.19  Arbitration...................................................76
         24.20  Estoppel Certificates.........................................77
         24.21  Confidentiality...............................................78
         24.22  Hotel Warranties..............................................79
         24.23  Effective Date................................................79
         24.24  Overland Landlord.............................................79
         24.25  Jersey City Hotel.............................................80

                              MANAGEMENT AGREEMENT

         THIS MANAGEMENT AGREEMENT (this "Agreement") is made and entered into as of October 27, 2003, by and between HPT TRS IHG-1, INC., a Maryland corporation ("Owner"), and INTERCONTINENTAL HOTELS GROUP RESOURCES, INC. a Delaware corporation ("Manager").

                               W I T N E S S E T H

         WHEREAS, on the Effective Date (this and other capitalized terms used and not otherwise defined herein having the meanings ascribed to such terms in
ARTICLE 1), pursuant to the Leases, the Landlords are leasing to Owner the Hotels; and

         WHEREAS, Owner wishes to engage Manager and Manager wishes to be engaged to manage and operate the Hotels, subject to and upon the terms and conditions set forth in this Agreement;

         NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are herein acknowledged, Owner and Manager, intending to be legally bound, hereby agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS

         Capitalized Term used in this Agreement and not otherwise defined herein shall have the meanings set forth below, in the Section of this Agreement referred to below, or in such other document or agreement referred to below:

         1.1 "8.1(c) Statement" shall have the meaning given such term in
Section 8.1(c).

         1.2 "Accounting Principles" shall mean generally accepted accounting principles, as adopted in the United States of America, consistently applied.

         1.3 "Additional Hotels" shall mean the Hotels other than the Original Hotels, collectively.

         1.4 "Affiliate" shall mean, with respect to any Person, (a) in the case of any such Person which is a partnership, any partner in such partnership; (b) in the case of any such Person which is a limited liability company, any member of such company; (c) any other Person which is a Parent, or Subsidiary or a Subsidiary of a Parent with respect to such Person or to one or more of the persons referred to in the preceding clauses (a) and (b), and; (d) any other Person who is an officer, director, trustee or employee of, or partner in, such Person or any Person referred to in the preceding clauses (a), (b) and (c).

         1.5 "Agreed Upon Procedure Letter" shall mean, a letter from Ernst & Young or another firm of independent certified public accountants (the "auditor") selected by Manager and approved by Owner (which approval shall not be unreasonably withheld or delayed), which letter shall, subject to the limitations and conditions imposed by the auditor, address the following components and such other reasonable matters as Owner and the auditor shall reasonably agree:

         (a) That auditor has tested Manager's systems of internal controls.

         (b) That auditor has verified that the information provided was generated from the same reporting systems as Manager uses for its regular periodic accounting and reporting.

         (c) That auditor has verified the mathematical accuracy of the 8.1(c) Statement.

         (d) That auditor has recomputed the annual calculation of Operating Profit, Management Fees, Service Fees, contributions to the Reserve Account, expenditures from the Reserve Account, Owner's Percentage Priority and the Residual Distribution.

         (e) That auditor has confirmed the Hotels subjected to audit procedures by Manager's internal audit department, if any, and reviewed work papers provided in connection therewith. If auditor has performed hotel level audit procedures at any Hotel, auditor shall identify those Hotels and list the procedures performed and results obtained. In any event at least three Hotels shall be subjected to audit procedures each Fiscal Year by either internal audit or the auditor.

         1.6 "Arbitration" shall mean an arbitration conducted in accordance with the terms of Section 24.19.

         1.7 "Assumed Mortgage" shall mean the existing mortgage encumbering the Hotel located in Overland Park, Kansas.

         1.8 "Authorized Mortgage" shall mean any first mortgage, first deed-of-trust or first deed to secure debt and other related security documents granted in connection therewith now or hereafter granted by any Landlord to secure a loan to, or other debt of, any Landlord or its Affiliates which is made by an institutional lender, investment bank, publicly traded investment fund or other similar Person regularly making loans secured by hotels or incurred in connection with the issuance of a mortgage backed security, which loan or debt provides for (i) level payments of interest and principal and (ii) amortization and other terms which are commercially reasonable. The parties acknowledge that the Assumed Mortgage is an Authorized Mortgage.

         1.9 "Award" shall have the meaning given such term in the Leases.

         1.10 "Bank Accounts" shall mean one or more bank accounts established for the operation of the Hotels in Owner's name at a bank selected by Manager and approved by Owner.

         1.11 "Base Management Fee" shall mean the First Management Fee and the Second Management Fee, collectively.

         1.12 "Base Year" shall mean, for each Hotel, the 2006 Fiscal Year; provided, however, if there shall occur a casualty, condemnation or other force majeure event with respect to a Hotel which causes a material decline in Gross Revenues for such Hotel for the 2006 Fiscal Year or a force majeure event nationally or in any relevant market that results in a ten percent (10%) annual decline in REVPAR for the Upscale Segment (or other appropriate segment) as calculated by Smith Travel Research, nationally or in the relevant market, which causes a material decline in Gross Revenues for any Hotel, the Base Year for such Hotel shall be adjusted to be the first full Fiscal Year of operation of such Hotel after the termination of any such casualty, condemnation or force majeure event.

         1.13 "Brand" shall mean, collectively, the Candlewood Suites hotel service marks, the Brand Standards, and all of the attributes and features customarily associated with the Candlewood Suites hotel chain in North America from time to time.

         1.14 "Brand Standards" shall mean the standards of operation, as amended from time to time, in effect at substantially all hotels which are operated under the Candlewood Suites name, which standards shall include, but not be limited to, standards of operation from time to time required of owners of similar hotels or may be specified in manuals and other guidelines provided by the owner of the System Marks or its Affiliates.

         1.15 "Buildings" shall mean, collectively, all buildings, structures and improvements now or hereafter located on the Sites, and all fixtures and equipment attached to, forming a part of and necessary for the operation of such buildings, structures and improvements as a hotel (including, without limitation, heating, lighting, sanitary, air-conditioning, laundry, refrigeration, kitchen, elevator and similar items) having guest sleeping rooms, each with bath, and such (i) restaurants, bars, banquet, meeting and other public areas; (ii) commercial space, including concessions and shops; (iii) parking facilities and areas; (iv) storage and service areas; (v) recreational facilities and areas; (vi) permanently affixed signage; (vii) public grounds and gardens; and (viii) other facilities and appurtenances, as may hereafter be attached to and form a part of such building, structures and improvements in accordance with this Agreement.

         1.16 "Business Day" shall mean any day other than Saturday, Sunday, or any other day on which banking institutions in The Commonwealth of Massachusetts are authorized by law or executive action to close.

         1.17 "Capital Replacements" shall mean, collectively, replacements and renewals to the FF&E and Repairs which are normally capitalized under the Accounting Principles.

         1.18 "Capital Replacements Budget" shall mean the annual budget for Capital Replacements at the Hotels, covering a Fiscal Year, as prepared by Manager and approved by Owner as part of a Yearly Budget. References to Yearly Budget shall be deemed to incorporate the Capital Replacement Budget unless specifically excluded.

         1.19 "Code" shall mean the Internal Revenue Code of 1986 and the Treasury Regulations promulgated thereunder, each as from time to time amended.

         1.20 "Collateral Agency Agreement" shall have the meaning given such term in the Guaranty.

         1.21 "Collateral Agent" shall have the meaning given such term in the Guaranty.

         1.22 "Competitor" shall mean any Person which owns directly or through an Affiliate a hotel brand, trade name, system, or chain having at least fifteen
(15) hotels (excluding a mere franchisee or mere passive investor).

         1.23 "Condemnation" shall have the meaning given such term in the Leases.

         1.24 "Condemnor" shall have the meaning given such term in the Leases.

         1.25 "Consolidated Financials" shall mean for any fiscal year or any interim period of any Person, annual or interim financial statements of such Person prepared on a consolidated basis, including such Person's consolidated balance sheet and the related statements of income and cash flows, all in reasonable detail, and setting forth in comparative form the corresponding figures for the corresponding period in the preceding fiscal year, and prepared in accordance with the Accounting Principles throughout the periods reflected or if such Person's principal place of business is the United Kingdom, in accordance with generally accepted accounting principles, as adopted in the United Kingdom, consistently applied throughout the periods reflected provided that any such financial statement which is audited shall contain a reconciliation of any differences between such accounting principles and Accounting Principles.

         1.26 "Consumer Price Index" shall mean the Consumer Price Index for all Urban Consumers, U.S. City Average, published by the United States Bureau of Labor Statistics.

         1.27 "Controlling Interest" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the business, management or policies of such Person.

         1.28 "Debt Service Coverage Ratio" shall mean, with respect to any loan or other debt secured by an Authorized Mortgage, the quotient obtained by dividing (a) the NOI of the properties securing such loan or other debt for the twelve (12) months ending on the date on which such Authorized Mortgage is granted by (b) regularly scheduled interest and principal payments projected to be paid thereunder during the first (1st) twelve (12) months after the first day of the month next after the date on which such Authorized Mortgage is granted.

         1.29 "Disbursement Rate" shall mean a per annum rate equal to the greater of (i) the sum of the per annum rate for twenty (20) year U.S. Treasury Obligations as published in The Wall Street Journal, plus three hundred (300) basis points and (ii) ten percent (10%).

         1.30 "Effective Date" shall mean the date on which (i) the Landlords (or their Affiliates) shall acquire the Additional Hotels pursuant to that certain Purchase and Sale Agreement of or about the date hereof between HPT and Candlewood Hotel Company, Inc. and certain of its affiliates, (ii) Manager or its Affiliate shall acquire the Brand from Candlewood Hotel Company, Inc. and
(iii) the lease to Candlewood Leasing No. 1, Inc. of the Original Hotels shall have been terminated.

         1.31 "Environmental Laws" shall have the meaning given such term in
Section 24.2(b).

         1.32 "Environmental Notice" shall have the meaning given such terms in
Section 24.2(a).

         1.33 "Expiration Date" shall mean the date on which the Term shall expire.

         1.34 "FF&E Reserve Commencement Month" shall have the meaning given such term in Section 5.2(a).

         1.35 "Fiscal Month" shall mean each calendar month in the Term or each partial calendar month in the Term.

         1.36 "Fiscal Year" shall mean each calendar year in the Term or each partial calendar year in the Term.

         1.37 "First Management Fee" shall mean an amount equal to the applicable First Management Fee Percentage of the aggregate Gross Revenues at the Hotels in each Fiscal Year during the Term.

         1.38 "First Management Fee Percentage" shall mean with respect to the following periods, the following percentages:

            Period                     First Management Fee Percentage
-----------------------------------------------------------------------
  Effective Date - 12/31/2006                         4%
             2007                                     5%
             2008                                     6%
      2009 and thereafter                             7%

         1.39 "Furniture, Fixtures and Equipment" or "FF&E" shall mean, collectively, all furniture, furnishings and equipment (except Operating Equipment and real property fixtures) now or hereafter located and installed in or about the Hotels which are used in the operation thereof as hotels in accordance with the standards set forth in this Agreement, including, without limitation (i) office furnishings and equipment; (ii) specialized hotel equipment necessary for the operation of any portion of the Building as a Candlewood Suites hotel, including equipment for kitchens, laundries, dry cleaning facilities, bars, restaurants, public rooms, commercial space, parking areas, and recreational facilities; and (iii) all other furnishings and equipment hereafter located and installed in or about the Buildings which are used in the operation of the Buildings as a Candlewood Suites hotel in accordance with the standards set forth in this Agreement.

         1.40 "Government Agencies" shall mean any court, agency, authority, board (including, without limitation, environmental protection, planning and zoning), bureau, commission, department, office or instrumentality of any nature whatsoever of any governmental or quasi-governmental unit of the United States or any state or any county or any political subdivision of any of the foregoing, whether now or hereafter in existence, having jurisdiction over Owner, the Sites or the Hotels.

         1.41 "Gross Revenues" shall mean for any period with respect to each Hotel, all revenues and income of any nature derived directly or indirectly from such Hotel or from the use or operation thereof, including without limitation room sales; food and beverage sales (regardless of whether Owner, Manager or any of their Affiliates own the items being sold); telephone, telegraph, fax and internet revenues; rental or other payments from lessees, subleases, concessionaires and others occupying or using space or rendering services at such Hotel (but not the gross receipts of such lessees, subleases or concessionaires); and the actual cash proceeds of business interruption, use, occupancy or similar insurance); provided, however, that Gross Revenues shall not include the following (and there shall be appropriate deductions made in determining Gross Revenues for): gratuities or service charges in the nature of a gratuity added to a customer's bill; federal, state or municipal excise, sales or use taxes or any other taxes collected directly from patrons or guests or included as part of the sales price of any goods or services; interest received or accrued with respect to the funds in the Reserve Account or (other than for purposes of calculating the Incentive Management Fee and the Residual

Distribution) the other operating accounts of the Hotels; any refunds, rebates, discounts and credits of a similar nature, given, paid or returned in the course of obtaining Gross Revenues or components thereof; insurance proceeds (other than proceeds from business interruption or other loss of income insurance); condemnation proceeds (other than for a temporary taking); credits or refunds made to customers, guests or patrons; sums and credits received by Owner for lost or damaged merchandise; proceeds from the sale or other disposition of a Hotel, any part thereof, of FF&E or any other assets of the Hotels; or proceeds of any financing or re-financing; the Initial Working Capital and any other matters specifically excluded from Gross Revenues pursuant to this Agreement.

         1.42 "Guarantor" shall mean the Guarantor under the Guaranty.

         1.43 "Guaranty" shall mean the Guaranty Agreement of even date herewith made by IHG for the benefit of, inter alia, Owner, as the same may be amended, supplemented or replaced from time to time.

         1.44 "Hazardous Substances" shall mean any substance:

         (a) the presence of which requires or may hereafter require notification, investigation or remediation under any federal, state or local statute, regulation, rule, ordinance, order, action or policy; or

         (b) which is or becomes defined as a "hazardous waste," "hazardous material" or "hazardous substance" or "pollutant" or "contaminant" under any present or future federal, state or local statute, regulation, rule or ordinance or amendments thereto including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et seq.) and the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.) and the regulations promulgated thereunder; or

         (c) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and is or becomes regulated by any governmental authority, agency, department, commission, board, agency or instrumentality of the United States, any state of the United States, or any political subdivision thereof; or

         (d) the presence of which at a Hotel causes or materially threatens to cause an unlawful nuisance upon such Hotel or to adjacent properties or poses or materially threatens to pose a hazard to such Hotel or to the health or safety of persons on or about such Hotel; or

         (e) without limitation, which contains gasoline, diesel fuel or other petroleum hydrocarbons or volatile organic compounds; or

         (f) without limitation, which contains polychlorinated biphenyls (PCBs) or asbestos or urea formaldehyde foam insulation; or

         (g) without limitation, which contains or emits radioactive particles, waves or material; or

         (h) without limitation, constitutes materials which are now or may hereafter be subject to regulation pursuant to the Material Waste Tracking Act of 1988, or any applicable laws promulgated by any Government Agencies.

         1.45 "Hotel" shall mean each Hotel located at a Site including all of the Owner's interest in such Site, the Building there, the Furniture, Fixtures and Equipment there, the Operating Equipment there, the Operating Supplies there and all interest of Owner in any tangible or intangible personal property acquired by Owner in connection with its acquisition of the Hotels and the termination of the lease to Candlewood Leasing No. 1, Inc.; provided, however, upon the termination of the Agreement with respect to less than all of the Hotels, pursuant to the terms hereof or otherwise, the term "Hotel" shall, with respect to the obligation of the parties thereafter accruing, only refer to a Hotel with respect to which this Agreement is in full force and effect.

         1.46 "HPT" shall mean Hospitality Properties Trust, a Maryland real estate investment trust, together with its successors and permitted assigns.

         1.47 "HPT Group" shall mean HPT, Owner, the Landlords and their Affiliates, collectively.

         1.48 "IHG" shall mean InterContinental Hotels Group PLC, its successors and assigns.

         1.49 "Incentive Management Fee" shall mean for any Fiscal Year, twenty percent (20%) of the excess, if any, of Gross

Revenues from all of the Hotels in excess of the applications thereof made pursuant to Sections 10.1 other than pursuant to Section 10.1(q).

         1.50 "Initial Term" shall mean the period commencing on the Effective Date and ending on the last day of the month in which occurs the day that is twenty-five (25) years after the Effective Date.

         1.51 "Initial Working Capital" shall have the meaning given to such term in Section 5.1.

         1.52 "Insurance Requirements" shall mean all terms of any insurance policy required by this Agreement and all requirements of the issuer of any such policy and all orders, rules and regulations and any other requirements of the National Board of Fire Underwriters (or any other body exercising similar functions) binding upon the Hotels.

         1.53 "Interest Rate" shall mean a rate, not to exceed the maximum legal interest rate, equal to the greater of (i) twelve (12%) percent per annum and
(ii) two percent (2%) per annum in excess of the Disbursement Rate determined as of the first day that interest accrues on any amount to which such Interest Rate is to be applied.

         1.54 "Landlords" shall mean the landlords under the Leases, collectively.

         1.55 "Leases" shall mean the Master Lease and the Overland Lease, collectively.

         1.56 "Legal Requirements" shall mean all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees, injunctions and requirements affecting Owner (excluding any requirements which affect Owner's status as a real estate investment trust), a Hotel or the maintenance, construction, alteration, management or operation thereof, whether now or hereafter enacted or in existence, including, without limitation, (a) all permits, licenses, authorizations, certificates and regulations necessary to operate a Hotel, (b) all covenants, agreements, restrictions and encumbrances, (c) all Environmental Laws and (d) the outcome of any Arbitration.

         1.57 "Management Fees" shall mean, collectively, the Base Management Fee and the Incentive Management Fee.

         1.58 "Manager" shall have the meaning given such term in the preamble to this Agreement.

         1.59 "Manager Default" shall mean a Manager Event of Default or any other circumstances with which the giving of notice, the passage of time or both would constitute a Manager Event of Default or otherwise entitle Owner to terminate this Agreement in its entirety pursuant to the terms hereof.

         1.60 "Manager Event of Default" shall have the meaning given such term in Section 17.1.

         1.61 "Master Landlord" shall mean the landlord under the Master Lease.

         1.62 "Master Lease" shall mean the Lease Agreement dated as of the Effective Date, by and between HPT CW Properties Trust, John G. Murray, Trustee of HPT CW MA Realty Trust, HH HPTCW II Properties LLC and Owner, as the same may be amended from time to time in accordance with the terms of this Agreement.

         1.63 "Material Repair" shall mean a Repair the cost which exceeds $250,000; provided, however, on January 1 of each year starting in 2005 said $250,000 shall be adjusted to reflect the percentage change in the Consumer Price Index since the prior January 1.

         1.64 "New Management Agreement" shall have the meaning given such term in Section 4.4.

         1.65 "NOI" shall mean, with respect to any property, for any period, the Gross Operating Profit (as defined in the Uniform System of Accounts) of such property for such period net of, for such period and such property, real and personal property taxes and casualty and liability insurance premiums, an imputed reserve for capital replacements equal to five percent (5%) of gross revenues, an imputed management fee equal to three percent (3%) of gross revenues and an imputed royalty fee of five percent (5%) of room revenues.

         1.66 "Officer's Certificate" shall mean as to any Person, a certificate of the chief executive officer, chief financial officer or chief accounting officer of such Person, duly authorized, accompanying the financial statements required to be delivered by such Person pursuant to Sections 8.1, 8.4 and 17.4, in which such officer shall certify to such officer's best knowledge (a) that such statements have been properly prepared in accordance with the Accounting Principles, (b) in the event that the certifying party is an officer of IHG or another Guarantor, that such statements are true, correct and complete in all material respects and fairly present the consolidated financial condition of such Person at and as of the dates thereof and the results of its and their operations for the periods covered thereby and that there is no default on the part of the Guarantor under the Guaranty, and
(c) in the event that the certifying party is an officer of Manager and the certificate is being given in such capacity, that such statements fairly present the financial operation of the Hotels.

         1.67 "Operating Cost(s)" shall mean, collectively, all costs and expenses of the Hotels (regardless of whether the same is incurred by Owner, the Landlords or Manager) that are normally charged as an operating expense under Accounting Principles, including, without limitation:

                  (i) the cost of Operating Supplies, wages, salaries and employee fringe benefits, advertising and promotional expenses, the cost of personnel training programs, utility and energy costs, operating licenses and permits, maintenance costs, and equipment rentals;

                  (ii) all expenditures made for maintenance and repairs to keep the Hotel in good condition and repair (other than Capital Replacements);

                  (iii) premiums for insurance required hereunder;

                  (iv) the Services Fees;

                  (v) real estate and personal property taxes and expenses except to the extent expressly specified otherwise herein;

                  (vi) audit, legal and accounting fees and expenses except to the extent expressly specified otherwise herein; and

                  (vii) rent or lease payment for equipment used at the Hotels in the operation thereof.

Notwithstanding anything contained herein to the contrary, Operating Costs shall exclude: (a) the Base Management Fee and the Incentive Management Fee; (b) items expressly excluded from Operating Costs pursuant to the terms hereof; (c) items for which Manager or its Affiliates are to indemnify any Landlord or

Owner; (d) items for which Owner or its Affiliates are to indemnify Manager (e) items for which Manager or its Affiliates has expressly agreed under the Transaction Documents to be liable at its own cost and expense; (f) amounts payable to Owner or its Affiliates under the Transaction Documents or for periods not included in the Term; (g) any reimbursement of advances made by Manager or Owner; (h) the cost of Capital Replacements; (i) the Minimum Rent and the Additional Rent under the Leases; (j) debt service on any loan or other debt secured by an Authorized Mortgage or other financing obtained by any Landlord, Owner or Manager other than equipment financing permitted hereunder; and (k) except as provided in Sections 2.2, 6.1 or 11.1, the cost of providing any services by the Manager or its Affiliates using their own personnel to the Hotels which are not performed at the Hotels.

         1.68 "Operating Equipment" shall have the meaning given to the term "Property and Equipment" under the Uniform System of Accounts.

         1.69 "Operating Profit" shall mean for any period, the excess, if any, of Gross Revenues for all of the Hotels for such period over the sum of Operating Costs for such Period. 1.70 "Operating Standards" shall have the meaning given such term in Section 2.1.

         1.71 "Operating Supplies" shall have the meaning given to the term "Inventories" under the Uniform System of Accounts.

         1.72 "Original Hotels" shall mean each Hotel located on a Site described in Exhibits A-1 through and including A-64.

         1.73 "Overland Landlord" shall mean the landlord under the Overland Lease.

         1.74 "Overland Lease" shall mean the Lease Agreement dated as of the Effective Date by and between a member of the HPT Group and Owner, as the same may be amended from time to time in accordance with the terms of this Agreement.

         1.75 "Owner" shall have the meaning given such term in the preamble to this Agreement and shall include its successors and assigns.

         1.76 "Owner's First Priority" shall mean an annual amount equal to the sum of (a) Fifty Million Dollars ($50,000,000) per annum plus, (b) effective on the date of each disbursement by any Landlord or Owner pursuant to Sections 5.2 (c), 15.2 (in excess of net insurance proceeds) or 16.2 (in excess of the Award) hereof, an amount equal to the amount so disbursed multiplied by the Disbursement Rate (determined as of the dates on which such sums are advanced). Owner's First Priority shall be subject to further adjustment as provided in Section 15.1(c).

         1.77 "Owner's Fixed Priority" shall mean Owner's First Priority and Owner's Second Priority, collectively.

         1.78 "Owner's Percentage Priority" shall mean, for each Fiscal Year after the 2006 Fiscal Year, an amount, not less than zero ($0), equal to the aggregate of the sum of seven and one-half percent (7.5%) of (a) the Gross Revenues of each Hotel for such Fiscal Year in excess of (b) the Gross Revenues for such Hotel for its Base Year.

         1.79 "Owner's Second Priority" shall mean an annual amount equal to Ten Million Dollars ($10,000,000).

         1.80 "Parent" shall mean with respect to any Person, any Person who owns directly, or indirectly through one or more Subsidiaries or Affiliates, greater than fifty percent (50%) of the voting or beneficial interest in, or otherwise has the right or power (whether by contract, through ownership of securities or otherwise) to control, such Person.

         1.81 "Person" shall mean any individual or entity, and the heirs, executors, administrators, legal representatives, successors and assigns of such individual or entity where the context so admits.

         1.82 "Pledged Hotels" shall mean, with respect to any loan or other debt secured by an Authorized Mortgage, collectively, the Hotels which secure such loan or other debt.

         1.83 "Priority Coverage Ratio" shall mean for any period, for any Hotel or group of Hotels, the quotient of (a) the excess of Gross Revenue for such Hotel or group of Hotels for such period over amounts distributed or applied (or required to be distributed or applied) for such period pursuant to Sections 10.1(a), 10.1(b), 10.1(e), 10.1(f), 10.1(g) and 10.1(i) of this Agreement allocated to such Hotel or group of Hotels (as applicable), divided by (b) the Owner's First Priority allocated to such Hotel or group of Hotels (as applicable)for such period. For purposes of calculating the Priority Coverage Ratio, the

FF&E Reserve Commencement Month shall be deemed to be the month next after the month in which the Effective Date shall occur.

         1.84 "Renewal Terms" shall mean any period of years extending the Term of this Agreement, commencing upon the expiration of the Initial Term or any extensions thereto, as provided in ARTICLE 3.

         1.85 "Repairs" shall have the meaning given such term in Section 7.6.

         1.86 "Replacement Property" shall mean a Candlewood Suite hotel or other type of hotel mutually acceptable to the parties acquired by a Landlord in substitution for a Hotel with respect to which this Agreement was terminated pursuant to Section 16.1.

         1.87 "Reservation System" shall mean a computerized network of high speed terrestrial and satellite-linked hardware and data lines connecting hotels, central reservation centers, data processing centers and travel agencies which provides reservation services to the Candlewood Suites hotel chain in North America.

         1.88 "Reserve Account" shall mean an interest-bearing account established for funds to be held in reserve for Capital Replacements in the Landlords' name at a bank selected by the Landlords.

         1.89 "Residual Distribution" shall mean amounts to be distributed to Owner pursuant to Section 10.2.

         1.90 "Restricted Area" shall mean, for any Hotel, an area within a radius of three (3) miles of such Hotel.

         1.91 "Restricted Period" shall mean, for each Hotel, the period ending on the second (2nd) anniversary of the Effective Date.

         1.92 "Rooms Revenue" shall mean all revenue derived from the rental of guest rooms in a Hotel determined in accordance with the Accounting Principles.

         1.93 "SARA" shall mean the Superfund Amendments and Reauthorization Act of 1986.

         1.94 "Second Management Fee" shall mean an amount equal to the applicable Second Management Fee Percentage of the aggregate Gross Revenues at the Hotels in each Fiscal Year during the Term.

         1.95 "Second Management Fee Percentage" shall mean with respect to the following periods, the following percentages:

              Period                       Second Management Fee Percentage
              ------                       --------------------------------
    Effective Date - 12/31/2006                           3%
               2007                                       2%
               2008                                       1%
        2009 and thereafter                               0%


         1.96 "Services Fees" shall mean the fees specified in Section 9.2.

         1.97 "Sites" shall mean the parcels of real estate more particularly described in Exhibits A-1 through and including A-76, collectively.

         1.98 "Subsidiary" shall mean with respect to any Person, any entity (a) in which such Person owns directly, or indirectly, greater than twenty percent (20%) of the voting or beneficial interest or (b) which such Person otherwise has the right or power to control (whether by contract, through ownership of securities or otherwise).

         1.99 "Substitute Tenant" shall have the meaning given such term in
Section 4.2.

         1.100 "Successor Landlord" shall have the meaning give such term in
Section 4.3

         1.101 "System Marks" shall mean all service marks, trademarks, copyrights, trade names, logo types, commercial symbols, patents or other similar rights or registrations now or hereafter held, applied for or licensed by Manager or any Affiliate of Manager in connection with the Candlewood Suites brand of hotels.

         1.102 "Term" shall mean the term of this Agreement as it may be extended or terminated.

         1.103 "Transaction Documents" shall mean, collectively, this Agreement, the Guaranty, the Collateral Agency Agreement and any other agreement, instrument, indemnity or undertaking executed and delivered by Manager, IHG or any of their Affiliates in connection herewith or therewith.

         1.104 "Ultimate Parent" shall mean, with respect to any Person, each Parent of such Person who in turn has no Parent.

         1.105 "Uniform System of Accounts" shall mean the Uniform System of Accounts for the Lodging Industry, Ninth Revised Edition, 1996, as published by the Educational Institute of the American Hotel and Motel Association, as it may be amended from time to time.

         1.106 "Unsuitable for Its Permitted Use" shall mean with respect to a Hotel, a state or condition of such Hotel such that (a) following any damage or destruction involving such Hotel, such Hotel cannot be operated in the good faith judgment of Manager or Owner on a commercially practicable basis and it cannot reasonably be expected to be restored to substantially the same condition as existed immediately before such damage or destruction and otherwise as required under ARTICLE 15 hereof, using only the net proceeds of insurance obtained in connection therewith and other funds that Owner or Manager elect to provide pursuant to the terms of ARTICLE 15 hereof within twelve (12) months following such damage or destruction or such shorter period of time as to which business interruption insurance is available to cover amounts payable to Owner hereunder and other costs related to the Hotel following such damage or destruction, or (b) as the result of a partial taking by Condemnation, such Hotel cannot be operated, in the good faith judgment of Manager or Owner, on a commercially practicable basis in light of then existing circumstances.

         1.107 "Working Capital" shall mean funds that are used (or held for use) in the day-to-day operation of the business of the Hotels, including, without limitation, change and petty cash funds, amounts deposited in operating bank accounts, receivables, amounts deposited in payroll accounts, prepaid expenses and funds required to maintain Operating Supplies, less accounts payable and accrued current liabilities, exclusive of any funds in the Reserve Account.

         1.108 "Yearly Budget" shall mean, with respect to each Hotel, the annual operating budget of such Hotel, covering a Fiscal Year, as prepared by Manager in accordance with the Accounting Principles and approved by Owner. Such budget shall include an operating budget, a business plan and a Capital

Replacement Budget. Without limiting the generality of the foregoing, the Yearly Budget shall include a projection of the estimated financial results of the operation of each Hotel for the Fiscal Year. Such projection shall project the estimated Gross Revenues, departmental profits, Operating Costs and Operating Profit for the Fiscal Year for each Hotel.

                                   ARTICLE 2

                               SCOPE OF AGREEMENT

         2.1 Engagement of Manager. Subject to the terms of this Agreement, Owner hereby grants to Manager the sole and exclusive right to supervise and direct the management and operation of the Hotels for the Term. Manager hereby accepts such grant and agrees that it will control, supervise and direct the management and operation of the Hotels, in an efficient and economical manner consistent with standards prevailing in well managed hotels similar to the Hotels, including all activities in connection therewith which are customary and usual to such an operation (all of the foregoing, collectively, the "Operating Standards"). Owner shall request the current operator(s) of the Hotels to cooperate with Manager in the transition of management to Manager, including making all books and records of the Hotels available to Manager on the date Manager assumes responsibility for operating under this Agreement. Subject to the terms and conditions of this Agreement, the Operating Standards and the Brand Standards, Manager shall have the right to determine operating policy, standards of operation, quality of service and any other matters affecting customer relations or management and operation of the Hotels. Without limiting the generality of the foregoing, and in addition to the other functions to be performed by Manager pursuant to this Agreement, Manager shall, in connection with the Hotels and in accordance with the Brand Standards, the Operating Standards and the terms of this Agreement, perform each of the following functions, provided, however, except as otherwise set forth in this Agreement, the costs and expenses of performing the following functions shall be Operating
Costs:

         (a) Establish and revise, as necessary, administrative policies and procedures, including policies and procedures for the control of revenue and expenditures, for the purchasing of supplies and services, for the control of credit, and for the scheduling of maintenance, and verify that the foregoing procedures are operating in a sound manner.

         (b) Manage expenditures to replenish Operating Supplies and Operating Equipment, make payments on accounts payable and collect accounts receivable.

         (c) Arrange for and supervise public relations and advertising and prepare marketing plans.

         (d) Procure all Operating Supplies and replacement Operating Equipment.

         (e) Provide, or cause to be provided, risk management services relating to the types of insurance required to be obtained or provided by Manager under this Agreement.

         (f) Reasonably cooperate (provided that except as herein expressly provided Manager shall not be obligated to enter into any amendments of this Agreement or, unless Owner agrees to reimburse Manager therefor, to incur any material expense including any internal expenses) in any attempt(s) to: (i) effectuate a sale or other transfer of a Hotel subject to the terms of Sections
4.4 and 4.5 of this Agreement; or (ii) to obtain any Authorized Mortgage.

         (g) Negotiate, enter into and administer service contracts and licenses for the operation of the Hotels, including, to the extent appropriate, contracts and licenses for health and safety systems maintenance, electricity, gas, telephone, cleaning, elevator and boiler maintenance, air conditioning maintenance, laundry and dry cleaning, master television service, use of copyrighted materials (such as music and videos), entertainment and other services as Manager deems advisable.

         (h) Negotiate, enter into and administer contracts for the use of banquet and meeting facilities and guest rooms by groups and individuals.

         (i) Take reasonable action to collect and institute in its own name or in the name of Owner or a Hotel, in each instance as Manager in its reasonable discretion deems appropriate, legal actions or proceedings to collect charges, rent or other income derived from the operation of the Hotels or to oust or dispossess guests, tenants, members or other persons in possession therefrom, or to cancel or terminate any lease, license or concession agreement for the breach thereof or default thereunder by the tenant, licensee or concessionaire.

         (j) Make representatives available to consult with and advise Owner or Owner's designee at Owner's reasonable request concerning policies and procedures affecting the conduct of the business of the Hotels.

         (k) Collect and account for and remit to governmental authorities all applicable excise, sales, occupancy and use taxes or similar governmental charges collected by or at the Hotels directly from guests, members or other patrons, or as part of the sales price of any goods, services or displays, such as gross receipts, admission or similar or equivalent taxes, duties, levies or charges (it being understood that any such item is not an Operating Cost except to the extent that such item was included in Gross Revenues).

         (l) Keep Owner advised of events which might reasonably be expected to have a material effect on the financial performance or value of any Hotel.

         (m) To the extent in Manager's control, obtain and maintain all approvals necessary to use and operate the Hotels in accordance with the Brand Standards, Operating Standards and Legal Requirements.

         (n) Perform such other tasks with respect to the Hotels as are generally performed by managers of similar hotels consistent with the Operating Standards and the Brand Standards.

         2.2 Additional Services. Any fees for services not included in the Management Fees for the Hotels shall be consistent with fees established for similar types of hotels managed by Manager or its Affiliates. Any disputes under this Section 2.2 shall be resolved by Arbitration.

         2.3 Use of Hotels. Manager shall not use, and shall exercise commercially reasonable efforts to prevent the use of, the Hotels and Owner's and Manager's personal property used in connection with the Hotels, if any, for any unlawful purpose. Manager shall not commit, and shall use commercially reasonable efforts to prevent the commission of, any waste at the Hotels. Manager shall not use, and shall use commercially reasonable efforts to prevent the use of, the Hotels in such a manner as will constitute an unlawful nuisance thereon or therein. Manager shall use commercially reasonable efforts to prevent the use of the Hotels in such a manner as might reasonably be expected to impair Owner's or any Landlord's title thereto or any portion thereof or might reasonably be expected to give rise for a claim or claims for adverse use or adverse possession by the public, as such, or of implied dedication of the Hotels or any portion thereof.

         2.4 Right to Inspect. Manager shall permit Owner and its authorized representatives to inspect or show the Hotels during usual business hours upon not less than twenty four (24) hours' notice, provided that any inspection by Owner or its representatives shall not unreasonably interfere with the use and operation of the Hotels and further provided that in the event of an emergency as determined by Owner in its reasonable discretion, prior notice shall not be required.

         2.5 Right of Offset. Manager shall not offset against any amounts owed to Owner; provided, however, Manager may offset amounts which Owner has failed to fund in violation of Section 5.2(c) against the amounts owed to Owner hereunder provided that after giving effect to such offset there shall still be paid to Owner an amount sufficient to pay regularly scheduled payments of interest and principal under any loan or other debt secured by an Authorized Mortgage and attributable to the Pledged Hotels.

         2.6 Condition of the Hotels.

         (a) As of the Effective Date, subject to the terms of Sections 2.6(b) and 2.6(c), Manager acknowledges receipt and delivery of possession of each Hotel, and Manager accepts each Hotel in its "as is" condition as of the Effective Date, subject to the rights of parties in possession, the existing title, including all covenants, conditions, restrictions, reservations, mineral leases, easements and other matters of record or that are visible or apparent on the Hotels, all applicable Legal Requirements, and such other matters which would be disclosed by an inspection of the Hotels and the record title thereto or by an accurate survey thereof. MANAGER REPRESENTS THAT: IT HAS INSPECTED THE HOTELS INCLUDING THE FF&E AND ALL OF THE FOREGOING AND HAS FOUND THE CONDITION THEREOF SATISFACTORY AND IN COMPLIANCE WITH THE BRAND STANDARDS IN ALL MATERIAL RESPECTS; EXCEPT FOR CAPITAL REPLACEMENT TO BE MADE FROM TIME TO TIME USING FUNDS TO BE DEPOSITED IN THE RESERVE ACCOUNT PURSUANT TO SECTION 5.2(a), MANAGER CURRENTLY DOES NOT ANTICIPATE THE NEED TO MAKE CAPITAL REPLACEMENTS DURING THE FIRST FIVE YEARS OF THE TERM (PROVIDED, HOWEVER, SUCH REPRESENTATION IS NOT A GUARANTY OR WARRANTY THAT NO SUCH CAPITAL REPLACEMENT WILL BE REQUIRED); AND, EXCEPT AS PROVIDED IN SECTIONS 2.6(b) and 2.6(c) IT IS NOT RELYING ON ANY REPRESENTATION OR WARRANTY OF OWNER, ANY LANDLORD OR ANY OF THEIR AGENTS OR EMPLOYEES WITH RESPECT TO ANY OF THE

MATTERS SET FORTH IN THIS SECTION. EXCEPT AS PROVIDED IN SAID SECTIONS, MANAGER WAIVES ANY CLAIM OR ACTION AGAINST OWNER OR THE LANDLORDS WITH RESPECT TO THE CONDITION OF THE HOTELS. EXCEPT AS PROVIDED IN SAID SECTIONS, THE LANDLORDS AND OWNER MAKE NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, WITH RESPECT TO ANY HOTEL OR ANY PART THEREOF, EITHER AS TO ITS FITNESS FOR USE, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE OR OTHERWISE, OR AS TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, LATENT OR PATENT.

         (b) Master Landlord warrants and represents that: its investigation of the Original Hotels made in connection with the acquisition of the Original Hotels was conducted in a manner consistent in all material respects with the standards generally employed by Master Landlord for HPT Group in connection with their acquisitions of hotel properties; and, based on such investigation, when Master Landlord acquired the Original Hotels it believed that the statements in Exhibit C were true with respect to the Original Hotels in all material respects except as disclosed in the materials previously furnished or obtained by Manager or otherwise disclosed in writing to, or known by, Manager. Manager shall have the right, subject to the receipt of any required consents and the terms of any applicable agreement, to pursue, in the name of Master Landlord, any and all rights Master Landlord may have under or with respect to any title insurance policy, engineering report, survey, zoning opinion or report or environmental study obtained by Master Landlord in connection with such acquisition. The terms of Section 2.6(f) shall apply to any recovery by Manager in connection therewith.

         (c) Each of the Master Landlord and Owner warrants and represents to Manager that, except as disclosed in the materials previously furnished or obtained by Manager or otherwise disclosed in writing to, or known by, Manager: it has not done anything since the date of its acquisition of the Original Hotels to cause any of the statements in Exhibit C to be untrue in any material respect on the Effective Date; and to Owner's Knowledge the statements in Exhibit C will be true in all material respects on the Effective Date with respect to all of the Hotels. Master Landlord and Owner shall not between the date hereof and the Effective Date do anything with respect to the Original Hotels which causes the statements in Exhibit C to be untrue in any material respect on the Effective Date. Manager warrants and represents that to its knowledge the statements in Exhibit C will be true in all material respects on the Effective Date.

         (d) The representations and warranties made in this Agreement are made as of the date hereof. All representations and warranties made in this Agreement shall survive the Effective Date.

         (e) As used herein, the term "Owner's Knowledge" shall mean the actual (and not the imputed or constructive) knowledge of John Murray without any inquiry of other personnel employed by the HPT Group. The Landlords and Owner warrant and represent to Manager that John Murray is the officer of the HPT Group to whom any condition which would render any of the statements in Exhibit C untrue in any material respect should be reported by any employee of the HPT Group that first discovers such condition and that the HPT Group has in place, either formally or informally, systems designed to make sure that John Murray receives such reports.

         (f) Any amounts recovered during the Term by Owner or Manager from any third party with respect to a defective condition at any of the Hotels in excess of the cost of recovering the same (including, without limitation, attorneys' fees) shall be deposited into the Reserve Account or applied as the parties reasonably agree.

                                   ARTICLE 3

                               TERM AND RENEWALS

         3.1 Term. The term of this Agreement shall be for a period beginning on the Effective Date and continuing for the Initial Term and any extension of the term hereof in accordance with the provision of this Agreement, unless sooner terminated as hereinafter provided.

         3.2 Renewal Term. The Term may be extended, at Manager's option, for up to two (2) consecutive periods (each, a "Renewal Term") of fifteen (15) years each on not less than two (2) years' prior notice to Owner. In the event Manager fails to give notice of its election not to exercise either of its options to extend the Term on or before the date which is the day prior to the date that is two (2) years prior to the then Expiration Date, Manager shall be deemed to have exercised the applicable extension option. The terms and provisions of this Agreement will remain in effect as stated herein during any Renewal Term except that Manager shall have no right to extend the Term beyond the Renewal Terms herein provided.

         3.3 Owner's Termination Right at End of Term. If Manager gives notice of its election not to extend or if Manager shall have no further right to extend the Term, at any time during the last two years of the Term, Owner may terminate this Agreement on not less than thirty (30) days' prior written notice.

                                   ARTICLE 4

                                 TITLE TO HOTEL

         4.1 Covenants of Title. During the Term, provided no Manager Default exists, Manager shall have the right peaceably and quietly to operate the Hotels in accordance with the terms of this Agreement, free from interference, disturbance and eviction by Owner or the Landlords or by any other Person or Persons claiming by, through or under Owner or the Landlords, subject only to termination of this Agreement as herein provided. Except as may otherwise be provided herein, Owner, at Owner's own expense (and not as an Operating Cost), shall prosecute all appropriate actions, judicial or otherwise, required to assure such quiet and peaceable operation by Manager and shall pay and discharge any rental obligations under the Leases. Without Manager's written consent, which consent shall not be unreasonably withheld, Owner shall not enter into an agreement, covenant or encumbrance affecting title to the Hotels except in connection with Authorized Mortgages and sales or transfers of the Hotels not prohibited hereby.

         4.2 Non-Disturbance. The Landlords agree that in the event the Leases terminate prior to expiration or earlier termination of the Term, so long as (i) there exists no uncured Manager Event of Default and (ii) Owner is not otherwise entitled to terminate this Agreement: (a) Manager shall not be disturbed in its rights under this Agreement by the Landlords; (b) the Landlords shall assume the obligations of Owner under this Agreement; and (c) Manager shall attorn to the Landlords and recognize the Landlords as the "Owner" under this Agreement. The Landlords shall have the right to assign all of their right, title and interest in, to and under this Agreement to a new tenant (a "Substitute Tenant") to which such Landlords shall lease the Hotels (pursuant to leases which imposes no greater risks, obligations, duties or liability on Manager than the Leases (assuming the same had not been terminated) and for a term equal to the unexpired term of this Agreement) which Substitute Tenant shall expressly assume all of the Owner's obligations under this Agreement. Upon such assignment to, and assumption by, a Substitute Tenant, the Landlords shall be relieved of all future obligations arising under this Agreement (other than any expressly imposed on the Landlords pursuant to Sections 4.2 through and including 4.7), Manager shall attorn to the Substitute Tenant and recognize the Substitute Tenant as the "Owner" under this Agreement, and the term "Leases" as used in this Agreement shall be deemed to refer to the leases between the Landlords and the Substitute Tenant.

         4.3 Financing.

         (a) The Landlords shall be entitled to encumber the Hotels or any of them with one or more Authorized Mortgages which is expressly subordinate to this Agreement or in connection with which the following terms and conditions are satisfied; provided, however, none of the following terms or conditions needs to be satisfied with respect to the Assumed Mortgage:

                  (i) the loan or other debt secured by such Authorized Mortgage shall not be cross-collateralized with other property or hotels which are not managed or franchised by Manager, IHG or their respective Affiliates;

                  (ii) the principal amount secured by such Authorized Mortgage shall not exceed the sum of seventy five percent (75%) (or, if less than four
(4) Hotels secure such principal amount, sixty five percent (65%)) of the sum of the fair market value as of the date of the granting of such Authorized Mortgage of the Pledged Hotels and the other properties securing such principal amount;

                  (iii) as of the date of the granting of such Authorized Mortgage, the Debt Service Coverage Ratio associated with such loan or debt secured thereby shall not be less than (i)1.4 if fewer than four (4) Hotels secure such loan or other debt or (ii) 1.3 if four (4) or more Hotels secure such loan or other debt; and

                  (iv) the holder of such Authorized Mortgage shall execute and deliver to Manager (Manager agreeing to likewise execute and deliver to such holder) a so-called subordination, non-disturbance and attornment agreement which shall provide that:

         (A) this Agreement and Manager's rights hereunder are subject and subordinate to the Authorized Mortgage, the lien thereof, the rights of the holder thereof and to any and all advances made thereunder, interest thereon or costs incurred in connection therewith;

         (B) so long as this Agreement is in full force and effect and there exists no Manager Event of Default, Manager's rights under this Agreement shall not be disturbed by reason of such subordination or by reason of foreclosure of such Authorized Mortgage or receipt of deed in lieu of foreclosure;

         (C) Manager shall attorn to the holder or the purchaser at any such foreclosure or the grantee of any such deed (each, a "Successor Landlord");

         (D) in the event of such attornment, the terms of this Agreement binding on the Landlords and Manager shall continue in full force and effect as a direct agreement between such Successor Landlord and Manager, upon all the terms, conditions and covenants set forth herein, except that the Successor Landlord shall not be (1) bound by any payment of Owner's Fixed Priority, Owner's Percentage Priority or the Residual Distribution in advance of when due;
(2) bound by any amendment or modification of this Agreement made after the date that Manager first had written notice of such Authorized Mortgage without the consent of the holder thereof; (3) liable in any way to Manager for any act or omission, neglect or default on the part of any Landlord or Owner under this Agreement; (4) obligated to perform any work or improvements to be done by any Landlord or Owner or to make any advances except for those advances to be made pursuant to Section 5.2(c) from and after the date on which such Successor Landlord acquired the Hotel(s); or (5) subject to any counterclaim or setoff which theretofore accrued to Manager against any Landlord or Owner;

         (E) In the event of a casualty or condemnation affecting any Pledged Hotel which does not result in the termination of this Agreement with respect to such Pledged Hotel, the net insurance proceeds or Award shall be applied to the restoration of such Hotel as herein provided; and

         (F) Such other terms as are customary for similar agreements.

         (b) In the event less than all of the Hotels are to secure a loan or other debt secured by an Authorized Mortgage, Owner shall have the right to cause the Pledged Hotels to be managed pursuant to a separate management agreement with Manager which agreement shall be for a term equal to the unexpired portion of the Term and otherwise on substantially the same terms of this Agreement except as otherwise provided herein, provided that the Pledged Hotels in the aggregate and the remaining Hotels in the aggregate shall have Priority Coverage Ratios for the 12-month period ending on the last day of the month next prior to the date on which such separate management agreement is entered into equal to each other or equal to, or greater than, 1.3. In connection with entering into such separate management agreement, the parties shall make appropriate allocations of Owner's Fixed Priority, amounts in the Reserve Account, the Working Capital, and any outstanding advances made by Owner, Manager or their respective Affiliates so that the obligations allocable to the Hotels subject to such Authorized Mortgage shall not be due from the other Hotels and vice versa. The allocation of Owner's Fixed Priority for each Hotel shall be proportional to the NOI of such Hotel for the then most recently ended twelve (12) months relative to the NOI of all the other Hotels for such period. Without the consent of Manager, the holder of any Authorized Mortgage shall have the right to elect to be subject and subordinate to this Agreement, such subordination to be effective upon such terms and conditions as such holder may direct which are not inconsistent with the provisions hereof.

         (c) Manager shall be entitled to pay any overdue regularly scheduled payments of interest and principal on any Authorized Mortgage from the Operating Profits of Hotels subject to such Authorized Mortgage.

         4.4 Sale of a Hotel to an Affiliate. In the event of a sale or transfer of any Hotel to an Affiliate of the Landlords, this Agreement shall remain in full force and effect without regard to such sale or transfer.

         4.5 Sale of All the Hotels. If the Landlords sell or otherwise transfer all of the Hotels to a single transferee in a single transaction, (a) the transferee shall assume the Landlords' obligations hereunder and (b) the Landlords shall be released and relieved from any and all obligation hereunder. In connection with such transfer, Owner may assign this Agreement to the transferee or its Affiliate, and provided the assignee assumes all of Owner's obligations hereunder thereafter accruing, Owner shall be released and relieved from all such obligations. Landlords, their successors and assigns shall not sell less than all the Hotels to any Person except to an Affiliate as provided in Section 4.4.

         4.6 The Leases. The Leases shall not be terminated, amended or modified in any way which would materially increase Manager's obligations hereunder or materially reduce its rights hereunder. In the event of a conflict between the terms hereof and the terms of the Leases, the terms hereof shall govern.

         4.7 Restricted Sale. Except in connection with a foreclosure of an Authorized Mortgage, neither the Landlords nor Owner shall transfer its interest in any Hotel directly or indirectly, to any Person which: (i) is in control of or controlled by Persons who have been convicted of felonies; (ii) is a Competitor or an Affiliate of a Competitor; (iii) lacks the financial capabilities to perform Owner's obligations hereunder; or (iv) fails or refuses to assume the Landlords' obligations under this Agreement as required in Section
4.5. Owner acknowledges and agrees that Manager's ability to manage any sold Hotel is critical to the ability of Manager to successfully develop the Candlewood brand, and that Manager would suffer irreparable harm if any Hotel is sold in violation of Section 4.5. Owner agrees, therefore, that Manager shall be entitled to injunctive relief to prevent any sale of a Hotel not in compliance with the requirements of Section 4.5.

                                   ARTICLE 5

                                 REQUIRED FUNDS

         5.1 Working Capital. Manager shall contribute to the Working Capital for the Hotels an amount reasonably sufficient to (a) pay Operating Costs for the first thirty (30) days of operating of the Hotels following the Effective Date net of revenues for the same period(the "Initial Working Capital") and (b) upon the Effective Date, pay to Owner the monthly installment of Owner's First Priority for the month in which the Effective Date occurs. Promptly after the month in which the Effective Date occurs, the parties shall agree on the amount of the Initial Working Capital which Manager so contributed. After the first thirty (30) days of operating the Hotels, upon written notice from Manager, Owner shall advance any additional funds, over and above the Initial Working Capital, necessary to pay Operating Costs (but not Owner's Fixed Priority) as they come due. Any such request by Manager shall be accompanied by a reasonably detailed explanation of the reasons for the request. All funds so advanced for Working Capital shall be utilized by Manager to pay Operating Costs as they come due. If Owner does not advance such additional Working Capital within two (2) Business Days after notice, Manager, as its exclusive remedy, shall have the right either to (i) advance such additional Working Capital or
(ii) terminate this Agreement on ten (10) days' advance written notice to Owner; provided, however, such notice of termination shall be void ab initio if Owner advances the requested funds necessary to pay Operating Costs prior to the end of the tenth (10th) day after the receipt of such termination notice. If Manager fails to either make such advance or give notice of termination within ten (10) days, after the expiration of such two (2) Business Days, Owner may elect by written notice to Manager to terminate this Agreement, which termination shall be effective ten (10) days after the date such notice is given. Upon the expiration or earlier termination of the Term, provided there is no uncured Manager Default, after the payment of all Operating Costs and all amounts owed to Owner, Manager shall be entitled to retain the Initial Working Capital.

         5.2 Reserve Account.

         (a) On the Effective Date, Owner shall, or shall cause the Landlords to, deposit in the Reserve Account Fifteen Million Dollars ($15,000,000). Manager shall transfer from the Bank Accounts to the Reserve Account in cash on or before the 25th day of each Fiscal Month, beginning in the month (the "FF&E Reserve Commencement Month") which is next after the month in which the second anniversary of the Effective Date occurs and continuing for each and every month during the Term, an aggregate amount equal to five percent (5%) of each Hotel's Gross Revenues for the prior Fiscal Month. Amounts in the Reserve Account are to pay for Capital Replacements undertaken after the Effective Date required to maintain any and all of the Hotels in accordance with the Operating Standards and the Brand Standards; provided, however, notwithstanding anything in this Agreement to the contrary, no additional cost or expense shall be incurred or paid in connection with any Capital Replacements made during the last two (2) years of the Term to the extent attributable solely to complying with the Brand Standards. The amounts so paid into the Reserve Account shall be recorded on the Hotels' books of account as "Reserve for FF&E Replacements." Except as expressly provided herein, any expenditures for Capital Replacements during any Fiscal Year which have been approved in the yearly Capital Replacements Budget may be made without Owner's further approval and, to the extent available, may be made by Manager from the Reserve Account. Any amounts remaining in the Reserve Account at the close of each Fiscal Year will be carried forward and retained in the Reserve Account. Any and all portions of the Hotels which are scrapped or removed in connection with the making of any major or non-major repairs, renovations, additions, alterations, improvements, removals or replacements at the Hotels shall be disposed of by Manager and any net proceeds thereof shall be deposited in the Reserve Account and not included in Gross Revenues. In addition, any proceeds from the sale of FF&E no longer necessary to the operation of the Hotels shall be added to the Reserve Account. Manager shall be entitled to use funds in the Reserve Account to make Capital Replacements at any and all of the Hotels regardless of the Hotel from which such funds originate.

         (b) Manager shall be the only party entitled to withdraw funds from the Reserve Account until a Manager Default shall occur.

         (c) If, at any time, the funds in the Reserve Account shall be insufficient for Capital Replacements which are set forth in the Capital Replacement Budget or required to comply with the Operating Standards, Brand Standards, Insurance Requirements or Legal Requirements, Manager shall give Owner written notice thereof, which notice shall set forth, in reasonable detail, the nature of the required action, the estimated cost thereof (including the amount which is in excess of the amount of funds in such Reserve Account) and such other information with respect thereto as Owner may reasonably require. Provided that there is then no uncured Manager Default, Owner shall, within twenty (20) Business Days after such notice, disburse (or cause the Landlords to disburse) such required funds to Manager for deposit into the Reserve Account. In such event Owner's First Priority shall be adjusted as provided for herein in the definition of Owner's First Priority.

         (d) If Owner shall fail to disburse (or cause the Landlords to disburse) funds to Manager for deposit into the Reserve Account in violation of
Section 5.2(c), which failure continues for five (5) days after the giving of notice from Manager to Owner, in addition to Manager's other remedies hereunder or under the Guaranty Agreement of even date herewith from HPT to Manager, Manager shall be entitled, but not obligated, to deposit in the Reserve Account the amount of funds which Owner so failed to disburse.

         (e) Upon the expiration or earlier termination of the Term, Manager shall disburse to Owner, or as Owner shall direct, all amounts remaining in the Reserve Account after payments of all expenses on account of Capital Replacements incurred by Manager during the Term.

         5.3 Additional Requirements for Reserve. All expenditures from the Reserve Account shall be (as to both the amount of each such expenditure and the timing thereof) both reasonable and necessary given the objective that the Hotels will be maintained and operated to a standard comparable to competitive properties and in accordance with the Operating Standards and the Brand Standards.

         5.4 Ownership of Replacements. All Capital Replacements made pursuant to this Agreement and all amounts in the Reserve Account, shall be the property of Owner or the Landlords, as applicable, as provided under the Leases.

         5.5 Manager Reserve Advances. Manager shall have the right to propose certain Capital Replacements not required by the Operating Standards or the Brand Standards which Manager reasonably believes would maximize the profit potential of one or more of the Hotels. If Owner does not agree to provide funds for the same, Manager shall have the right to contribute to the Reserve Account the cost of same and cause such Capital Replacement to be made.

         5.6 No Additional Contributions. Except as otherwise expressly provided in this Agreement, Owner shall not, under any circumstances, be required to, or provide funds to, build or rebuild any improvement at the Hotel, or to make any repairs, replacements, alterations, restorations or renewals of any nature or description to the Hotel, whether ordinary or extraordinary, structural or nonstructural, foreseen or unforeseen.

                                   ARTICLE 6

                     BRAND STANDARDS AND MANAGER'S CONTROL

         6.1 Brand Standards. Manager shall operate each Hotel as a Candlewood Suites hotel in accordance with the terms of this Agreement, the Brand Standards and the Operating Standards. Manager and its affiliates which own the System Marks and Brand Standards reserve the right to revise and amend the System Marks or Brand Standards from time to time on a non-discriminatory basis. So long as Manager believes in good faith at the time of revising or amending the System Marks or Brand Standards that the change is necessary to preserve the competitiveness of the Brand, Owner agrees that all the Hotels will be required to implement such change; provided, however, any revision in the System Marks or Brand Standards proposed by Manager or its

Affiliates shall not bring about such a change in the nature or character of the Brand as to cause it to be fundamentally different than it was before the revision. Owner also agrees that the Hotels will be required to participate in Brand-wide or area programs that are implemented after the date hereof from time to time by Manager or its Affiliates with respect to the Brand. The allocable cost of participation in such programs (to the extent not duplicative of the services for which the Management Fee is being paid), shall be Operating Costs of the Hotels to the extent the same are consistent in all material respects with the amounts for the same included in the applicable Yearly Budget.

         6.2 Manager's Control. Subject to the terms of this Agreement, Manager shall have uninterrupted control over the operation of the Hotel. Owner acknowledges that under this Agreement, Owner delegates all authorities and responsibilities for operation of the Hotel to Manager provided, however, Manager shall not be entitled to make any agreement or commitment binding on Owner except as herein expressly provided. Manager shall be solely responsible for determining room rates, food and beverage menu prices, charges to guests for other Hotel services and the terms of guest occupancy and admittance to the Hotels, use of rooms for commercial purposes, policies relating to entertainment, labor policies, publicity and promotion activities and technology services and equipment to be used in the Hotel. Manager shall review with Owner from time to time, and during the annual review of the Yearly Budget, material changes in policies, practices and procedures and their effect on the financial performance of the Hotels.

         6.3 Arbitration. Any dispute under this ARTICLE 6 shall be resolved by Arbitration.

                                   ARTICLE 7

                             OPERATION OF THE HOTEL

         7.1 Permits. Manager, as an Operating Cost, shall obtain and maintain in its name (or Owner's or the Landlords' name to the extent the same is required by applicable Legal Requirements) in full force and effect all necessary operating licenses and permits, including liquor, bar, restaurant, sign and hotel licenses, as may be required for the operation of the Hotels in accordance with this Agreement, the Brand Standards and the Operating Standards. Owner and/or the Landlords shall reasonably cooperate with Manager in obtaining any such operating licenses or permits. Any costs or expenses (including, without limitation, reasonable attorneys' fees) incurred by Owner and/or a Landlord in connection therewith shall constitute Operating Costs. Manager will use reasonable efforts to comply with all Legal Requirements imposed in connection with any such licenses and permits and at all times use commercially reasonable efforts to manage the Hotels in accordance with, and cause the Hotels to comply with, such Legal Requirements, any other Legal Requirements and Insurance Requirements applicable to any Hotel.

         7.2 Equipment and Supplies. Manager shall procure pursuant to the Yearly Budgets all such Operating Supplies and Operating Equipment as Manager deems necessary for the normal and ordinary course of operation of the Hotel in accordance with the Brand Standards and Operating Standards.

         7.3 Personnel.

         (a) All personnel employed at the Hotels will be employees of Manager. Manager will hire, supervise, direct, discharge and determine the compensation, other benefits and terms of employment of all personnel working in the Hotels. Manager, in the exercise of reasonable discretion and business judgment, will be the sole judge of the fitness and qualifications of such personnel and is vested with absolute discretion in the hiring, supervising, directing, discharging and determining the compensation, other benefits and terms of employment of such personnel. In such discretion, Manager may elect to staff certain functions at offsite or regional locations, or to provide employee benefits on a Brand-wide or other multi-location basis and shall equitably allocate the employee costs among the hotels participating in such staffing or benefits. Owner shall not interfere with the performance of employment duties of, or give orders or instructions to, any personnel employed at the Hotel. Except as otherwise provided herein, Operating Costs will include all expenses, costs or charges which are allocable to the Term and are related to or incidental to any on-site personnel employed in the operation of the Hotels (including, without limitation, salaries, wages, other compensation, benefit contributions and premiums, net of amounts paid by Hotel employees; stop-loss insurance premiums; group health plan benefit payments in excess of contribution and premium amounts paid by Hotel employees; pay for vacation, holidays, sick leave and other leaves of absence; workers' compensation premiums; workers compensation benefit payments paid by Manager; reasonable and customary administrative fees and taxes; and severance benefits applicable under Manager's then current human resources policies).

         (b) Manager shall comply with all Legal Requirements pertaining to labor relations and the personnel employed by it pursuant to this Agreement. Manager shall not enter into any written employment agreements with any person which purport to bind the Owner without obtaining Owner's consent, which consent may be withheld in Owner's sole and absolute discretion. If either Manager or Owner shall be required, pursuant to any such Legal Requirement, to recognize a labor union or to enter into collective bargaining with a labor union, the party so required shall promptly notify the other. The terms of this Section 7.3(b) shall survive the expiration or earlier termination of this Agreement.

         (c) No employee of the Hotels shall reside at the Hotels without the prior written approval of Owner. No person shall be given gratuitous accommodations or services without prior approval of Owner except in accordance with usual practices of the Brand and the hotel and travel industry.

         (d) To the extent consistent with the applicable Yearly Budget, Operating Cost may include up to $5,000 per Hotel, per Fiscal Year for travel related expense of Manager's senior operational personnel in connection with their visits to the Hotel. Said $5,000 shall be adjusted every January 1 starting in 2005 to reflect the percentage change in the Consumer Price Index since the prior January 1.

         7.4 Sales, Marketing and Advertising. Manager shall and/or shall cause its Affiliates to, commencing within a reasonable period of time after the Effective Date:

         (a) advertise and promote the business of the Hotels;

         (b) institute and supervise a sales and marketing program for the Hotels;

         (c) include the Hotels in Manager's and its Affiliates' Brand related local, regional and worldwide promotional and advertising programs;

         (d) represent the Hotels through Manager's and its Affiliates' worldwide sales offices;

         (e) include the Hotels in the Brand's loyalty program, including, without limitation, inclusion of the Hotels in promotional materials distributed to participants of such program;

         (f) coordinate the Hotels' participation in travel programs marketed by airlines, travel agents and government tourist departments when Manager determines such participation to be advisable; and

         (g) cause the Hotels to participate in sales and promotional campaigns and activities involving complimentary rooms, food and beverages to bona fide travel agents, tourist officials and airline representatives where Manager has determined that such participation is in furtherance of the Hotels' business and is customary in the travel industry or in the practices and policies of Manager.

         7.5 Reservation and Communication Services. The Hotels shall, commencing within a reasonable period of time after the Effective Date, be included as participating hotels on the Reservation System operated by Manager, its Affiliates or agent(s) for the benefit of Candlewood Suites hotels from and after the Effective Date. Manager will provide the following services to the Hotels through the Reservation System:

         (a) acceptance of reservations for the Hotels through the Reservation System from individual customers and groups who contact Manager (or its Affiliates or agents) directly or through a regional reservation or sale office of Manager or its Affiliates or agents;

         (b) acceptance of reservations for the Hotels through other hotels in the Brand;

         (c) acceptance of reservations for the Hotels through the reservation systems of other providers in the travel industry, including, without limitation, global distribution systems and general sales agencies with which Manager (or its Affiliates or agents) may have agreements from time to time, whereby the reservation systems of such parties are available for communication of reservations to hotels in the Brand;

         (d) acceptance of reservations for the Hotel received through alternative communications channels such as the internet; and

         (e) access to the Hotels of the communications network used by Manager (or its Affiliates or agents) for communication between it and hotels in the Brand.

         7.6 Maintenance and Repairs. Subject to the terms hereof, Manager shall promptly make or cause to be made all repairs, replacements, corrections, maintenance, alterations, improvements, renovations, installations, replacements, renewals and additions (collectively, "Repairs") of every kind and nature, whether interior or exterior, structural or nonstructural, ordinary or extraordinary, foreseen or unforeseen or arising by reason of a condition existing prior to the commencement of the Term (concealed or otherwise) necessary or appropriate to maintain the Hotels, including all private roadways, sidewalks and curbs located thereon for which Owner, any Landlord or a Hotel has responsibility, in good order and repair, reasonable wear and tear excepted (whether or not the need for such Repairs occurs as a result of Owner's or Manager's use, any prior use, the elements or the age of the Hotels, or any portion thereof), and in conformity with Legal Requirements, Brand Standards and the Operating Standards. All Repairs shall be made in a good, workmanlike manner, consistent with Manager's and industry standards for like hotels in like locales, in accordance with all applicable Legal Requirements. To the extent such Repairs cannot be performed by Manager's on-site staff, Manager shall be entitled to cause such repairs to be performed by third parties or, subject to Owner's prior approval, Affiliates of Manager acting under separate Technical Services Agreements pursuant to Section 11.1.

         7.7 Material Repairs.

         (a) Except as set forth in Section 7.7(b), prior to making any Material Repair, Manager shall submit, to Owner in writing, a proposal setting forth, in reasonable detail, the proposed Material Repair and shall provide to Owner such plans and specifications, and such permits, licenses, contracts and such other information concerning the same as Owner may reasonably request. Owner shall have twenty (20) Business Days to approve or disapprove all materials submitted to Owner, in connection with any such proposal; provided, however, (i) Owner may not withhold its approval of a Material Repair with respect to such items as are
(A) required in order for the Hotels to comply with Brand Standards (except during the last two (2) years of the Term as set forth in Section 5.2(a)) or Operating Standards; or (B) required by reason of or under any Insurance Requirement or Legal Requirement, or otherwise required for the continued safe and orderly operation of each Hotel and (ii) Owner's approval shall not be required with respect to the cost of any proposed Material Repair if the same is set forth as a separate line item in the then applicable Capital Replacements Budget. If Owner fails to disapprove of such Material Repair within such twenty (20) Business Days, Owner shall be deemed to have approved same.

         (b) In the event that a condition should exist in or about the Hotel of an emergency nature or in violation of applicable Legal Requirements or Insurance Requirements, including structural conditions, which requires immediate repair necessary to prevent imminent danger or damage to persons or property, Manager is hereby authorized to take all steps and to make all expenditures necessary to repair and correct any such condition, regardless of whether provisions have been made in the applicable Yearly Budget for any such expenditures or if sufficient funds exist in the Reserve Accounts. Upon the occurrence of such an event or condition, Manager will communicate to Owner all available information regarding such event or condition as soon as reasonably possible and will take reasonable steps to obtain Owner's approval before incurring such expenses. Expenditures under this Section 7.7(b) shall be paid from the Reserve Account or otherwise paid in accordance with Section 5.2(c) to the extent such expenditure is properly considered a Capital Replacement.

         (c) No Capital Replacement shall be made which would tie-in or connect a Hotel with any other improvements on property adjacent to such Hotel (and not part of its Site) including, without limitation, tie-ins of buildings or other structures or utilities (other than connections to public or private utilities) without the prior written approval of Owner, which approval may be granted or withheld in Owner' sole and absolute discretion.

         7.8 Liens; Credit. Manager shall use commercially reasonable efforts to prevent any liens from being filed against any Hotel which arise from any Repairs in or to such Hotels. Manager shall use commercially reasonable efforts to cause the release of any such liens from the Hotels. If any such lien arises as a result of or in connection with a Manager Default, then Manager shall bear the cost of obtaining the lien release (exclusive of the cost of the Repair to which it pertains, unless Manager is otherwise responsible therefor) and the same shall not constitute an Operating Cost. In no event shall any party borrow money in the name of, or pledge the credit of, any other party. Manager shall not allow any lien to exist with respect to its interest in this Agreement. Manager shall not finance the cost of any Repair by the granting of a lien on, or security interest in, any Hotel or Manager's interest therein or hereunder.

         7.9 Real Estate and Personal Property Taxes. Manager shall pay as Operating Costs, prior to delinquency, all taxes and assessments which may become a lien on, or are assessed against, any Hotel or any component thereof and which may be due and payable for the Term, unless payment thereof is being contested by Manager, as hereinafter provided, enforcement is stayed and the amount so contested is escrowed or guaranteed in a form satisfactory to Owner. Owner shall, promptly after receipt thereof by Owner, give Manager copies of all notices as to all such taxes and assessments. Manager, Landlords and Owner shall use reasonable efforts to preserve and protect any special tax status and tax attributes applicable to the Hotels.

         7.10 Contest. Manager shall have the right in Manager's or Owner's name to contest or protest (a) any tax or assessment or proposed assessment which may become a lien on, or be assessed against, any Hotel or any component thereof due and for the Term or (b) any Legal Requirement payable, in each case by appropriate legal proceedings, conducted in good faith and with due diligence provided that (a) such contest shall not cause any Landlord or Owner to be in default under any Authorized Mortgage, (b) no part of a Hotel nor any Gross Revenues therefrom shall be in any immediate danger of sale, forfeiture, attachment or loss, and (c) Owner and the Landlords are not exposed to any risk for criminal or civil liability. The reasonable costs and expenses of any such contest shall be an Operating Cost.

                                   ARTICLE 8

                                 FISCAL MATTERS

         8.1 Accounting Matters.

         (a) Manager shall maintain books and records reflecting the results of Hotel operations on an accrual basis in accordance with the Uniform System of Accounts and the Accounting Principles. In consideration thereof, Manager shall be paid the accounting fee as provided in ARTICLE 8. Owner and Manager and their respective independent accounting firms and representatives will have the right to examine such books and records of the Hotel at any reasonable time and to make and retain copies thereof. Manager shall retain, for at least three (3) years after the expiration of each Fiscal Year, reasonably adequate records showing Gross Revenues and applications thereof for the Hotels for such Fiscal Year (which obligation shall survive termination hereof).

         (b) On or before the twenty-fifth (25th) day after the end of each Fiscal Month, Manager shall furnish Owner with a detailed operating statements setting forth the results of operations at the Hotels with respect to such month showing for each Hotel, Gross Revenues, Rooms Revenues, revenue per available room, occupancy percentage and average daily rate, Operating Costs, Operating Profit, the applications and distributions thereof and its Owner's Percentage Priority together with an Officer's Certificate. Such statements may be provided electronically to Owner.

         (c) Not less than ten (10) days prior to the date on which Owner or any of its Affiliates are required to file audited financial statements with the United States Securities and Exchange Commission (but in all events on or before February 15 of each year), Manager shall deliver to Owner and the Landlords an Officer's Certificate (the "8.1(c) Statement") setting forth the totals for each Hotel and for all of the Hotels of Gross Revenues and Operating Costs, the calculation of Owner's Percentage Priority and the Residual Distribution and deposits to, and expenditures from, the Reserve Account together with an Agreed Upon Procedures Letter with respect thereto. The cost of obtaining such letter shall be an Operating Cost.

         (d) If any amounts due to Owner as shown in an Officer's Certificate or audit provided pursuant to Sections 8.1(f) or 17.4 exceed the amounts previously paid with respect thereto to Owner, Manager shall pay such excess to Owner at such time as the Officer's Certificate or audit is delivered, together with interest at the Interest Rate from the date due. (Any such interest which accrues after the day that is ten (10) Business Days after the date on which the 8.1(c) Statement is delivered and any such interest which results from Manager's willful understatement of amounts due to Owner shall not be Operating Costs, but shall be paid by Manager.) If Owner's Percentage Priority due as shown in an Officer's Certificate or audit is less than the amount previously paid with respect thereto to Owner, Owner shall be entitled to retain the same but shall credit such overpayment against the next installment of Owner's Percentage Priority. If any Management Fee due to Manager as shown on an Officer's Certificate or audit is less than the amount previously paid to Manager on account thereof, Manager shall, within ten (10) Business Days after the date on which such Officer's Certificate or audit is delivered, deposit the overpayment in the Bank Accounts. If the Residual Distribution due as shown on the Officer's Certificate or audit is less than the amount previously paid to Owner with respect thereto, Owner shall promptly deposit (or deliver to Manager who will in turn deposit) the overpayment in the Bank Accounts. In no event shall (i) any amount previously deposited in the Reserve Account be withdrawn therefrom pursuant to this ARTICLE 8 or (ii) distributions of Owner's Fixed Priority be subject to adjustment.

         (e) In addition, Manager shall provide Owner with information relating to the Hotels, Manager and its Affiliates that (i) may be required in order for Owner or its Affiliates to prepare financial statements in accordance with Accounting Principles, stock exchange rules or to comply with any legal requirement including, without limitation, any applicable securities laws and regulations and the United States Securities and Exchange Commission's interpretation thereof, (ii) may be required for Owner or any of its Affiliates to prepare federal, state or local tax returns, or (iii) is of the type that Manager customarily prepares for other hotel owners or itself.

         (f) At Owner's election and at Owner's cost except as otherwise provided herein, a certified audit of the Hotels' operations may be performed annually, and after the Expiration Date, by a nationally recognized, independent certified public accounting firm appointed by Owner. In the event that Owner elects to have such an audit performed, Owner must give notice of its election within twelve (12) months after its receipt of the applicable 8.1(c) Statement. Any dispute concerning the correctness of an audit shall be settled by Arbitration. Manager shall pay the cost of any audit revealing an understatement of Owner's Percentage Priority and the Residual Distribution by more than three percent (3%) in the aggregate, and such cost shall not be an Operating Cost. In the event that either no notice of audit is given within said twelve (12) months, or no audit is in fact commenced within eighteen (18) months after receipt of the 8.1(c) Statement, such operating statement will constitute the final statement for that Fiscal Year, deemed to have been approved by Owner.

         (g) The terms of this Section 8.1 shall survive the expiration or earlier termination of the Term.

         8.2 Yearly Budgets.

         (a) Not less than sixty (60) days prior to the first day of each Fiscal Year after the 2004 Fiscal Year, Manager shall submit to Owner for Owner's approval a proposed Yearly Budget for each Hotel including a proposed Capital Replacements Budget for each Hotel for the ensuing full or partial Fiscal Year, as the case may be. Owner's approval of the Yearly Budgets and the Capital Replacements Budgets shall not be unreasonably withheld or delayed. If Owner fails to disapprove of a proposed Yearly Budget within thirty (30) days after the submission thereof to Owner for its approval, the same shall be deemed approved. Manager will, from time to time not less often than quarterly, issue periodic forecasts of operating performance to Owner reflecting any significant unanticipated changes, variables or events or describing significant additional unanticipated items of income or expense. Manager will provide Owner with the material data and information utilized in preparing the Yearly Budgets and the Capital Replacements Budgets or any revisions thereof. Manager will not be deemed to have made any guaranty, warranty or representation whatsoever in connection with the Yearly Budgets and the Capital Replacements Budgets, except that the proposed Yearly Budgets, including the Capital Replacements Budgets, reflect Manager's best professional estimates of the matters they describe. Manager shall use its reasonable efforts, subject to the Operating Standards, to operate and manage the Hotels in accordance with their Yearly Budgets.

         (b) In the event Owner disapproves or raises any objections to the proposed Yearly Budget, or any portion thereof, or any revisions thereto, Owner and Manager shall cooperate with each other in good faith to resolve the disputed or objectionable items. If Owner disapproves of a proposed Yearly Budget, Owner will disapprove on a specific line-by-line basis to the extent reasonably practical. Any dispute with respect to a proposed Yearly Budget which is not resolved by the parties within thirty (30) days after the submission thereof to Owner shall be resolved by Arbitration.

         (c) In the event Owner and Manager are not able to resolve the disputed or objectionable matters raised by Owner in regard to a Yearly Budget prior to the commencement of the applicable Fiscal Year, either voluntarily or by means of Arbitration, Manager is authorized to operate the Hotel in accordance with the proposed Yearly Budget; provided, however, that as for disputed budget items, Manager may not expend more than the previous year's budgeted amount for such item (if any), increased by a percentage equal to the increase in the Consumer Price Index during the last year unless such expenditure is of the type contemplated under Section 7.7(b) or is for an expense (such as real estate taxes, insurance premiums or utilities) which are beyond the Manager's reasonable control. For purposes of this section, "increase in the Consumer Price Index during the last year" shall mean the percentage increase in the Consumer Price Index for the twelve (12) month period ending immediately prior to the date of submission of the disputed proposed Yearly Budget.

         (d) Manager shall deliver to Owner, each month until January, 2005, Manager's then most current financial forecast for the Hotels for the next 12 months, which forecasts shall be in Manager's and its Affiliates' customary form. On or before March 31, 2004 Manager shall provide to Owner a month-by-month schedule of the draws from the Reserve Account which Manager anticipates to make during the 2004 and 2005 Fiscal Year in connection with the Hotels. Manager shall periodically provide Owner with updates to such schedule consistent with good management and construction practices.

         8.3 Bank Accounts.

         (a) The revenues of the Hotel shall be deposited into one or more Bank Accounts. The Bank Accounts will be separate and distinct from any other accounts, reserves or deposits required by this Agreement, and Manager's designees who are included in the coverage of any required fidelity or similar insurance will be the only parties authorized to draw upon any Bank Account; provided, however, such designees shall only be authorized to draw upon a Bank Account for purposes authorized by the terms of this Agreement.

         (b) So long as this Agreement is in full force and effect and there is no uncured Manager Default, Manager shall have exclusive control of the Bank Accounts. Nothing contained herein is to be construed as preventing Manager from maintaining separate payroll accounts or petty cash funds and making payments therefrom as the same may be customary in the hotel business or the Brand Standards.

         8.4 Consolidated Financials. Each Ultimate Parent of Manager and each Guarantor shall furnish to Owner within ten (10) days after the filing by such Ultimate Parent or any Guarantor of any material filing with respect to the securities of such Ultimate Parent or such Guarantor or any financial statement with any governmental agency, quasi-governmental agency or stock exchange, a copy of the same; provided, however, if a Guarantor or Ultimate Parent of Manager is not required to file interim and annual financial statements with the Securities and Exchange Commission or its equivalent in the United Kingdom, such Guarantor or Ultimate Parent shall furnish the following statements to
Owner:

         (a) Within forty-five (45) days after each interim period for which such Ultimate Parent or Guarantor prepares Consolidated Financials, the Consolidated Financials of such Ultimate Parent or Guarantor for such period accompanied by an Officer's Certificate; and

         (b) within ninety (90) days after each fiscal year of such Ultimate Parent or Guarantor, the Consolidated Financials of such Ultimate Parent or such Guarantor for such fiscal year audited by a firm of independent certified public accountants reasonably satisfactory to Owner accompanied by an Officer's Certificate.

                                   ARTICLE 9

                                FEES TO MANAGER

         9.1 Management Fees. As consideration for the management and operation of the Hotel by Manager, Manager shall earn the following fees, which fees shall be payable as provided in Section 10.1.

         (a) The Base Management Fee shall be paid in monthly installments in arrears based on the Gross Revenues of the Hotels for the prior Fiscal Month.

         (b) The Incentive Management Fee shall be paid in monthly installments in arrears. The Incentive Management Fee for any period less than a full twelve
(12) month Fiscal Year shall be paid on the basis of Gross Revenues for that period.

         9.2 Services Fees. Manager shall pay, as Operating Costs, usual and customary system fees and assessments on an area-wide basis for the systems of hotels comprising the Brand. Not less frequently than annually, Manager shall provide to Owner financial statements with respect to all fees comparable to the Services Fees collected by Manager and its Affiliates and the applications thereof. Manager covenants, warrants and agrees that all Services Fees shall be applied to the cost of providing the services for which they are designated to hotels in the Brand without profit to Manager or its Affiliates, except to the extent that such profit for any year shall be applied to the cost of providing such services in a subsequent year; provided, however, Manager and its Affiliates shall not retain any such profits for an unreasonable period of time. Any disputes under this Section 9.2 shall be resolved by Arbitration.

                                   ARTICLE 10

                                 DISBURSEMENTS

         10.1 Disbursement of Funds. As and when received by Manager or the Hotels, all Gross Revenues from all of the Hotels shall be deposited into the Bank Accounts and applied in the following order of priority to the extent available:

         (a) First, to pay all Operating Costs;

         (b) Second, to fund the Reserve Account as required by Section 5.2 for the previous Fiscal Month;

         (c) Third, to Owner, all accrued but unpaid Owner's First Priority (net of amounts theretofore paid from Operating Profits by Manager on behalf of Owner on account of debt service due under an Authorized Mortgage as provided in
Section 4.3(c));

         (d) Fourth, to (i) reimburse Manager for any amounts advanced by Manager pursuant to Section 5.2(d) together with interest on the outstanding amounts thereof at the Interest Rate (determined as of the date of the applicable advance) and (ii) pay for Capital Replacements which Owner failed to timely fund pursuant to Section 5.2(c).

         (e) Fifth, to fund the Reserve Account to the extent that the aggregate amounts previously funded for prior periods is less than the amount required to be funded for such periods pursuant to the terms of Section 5.2;

         (f) Sixth, to Manager, interest at the Interest Rate (determined as of the date of the applicable advance) on any outstanding amounts advanced by Manager pursuant to Section 15.2(c).

         (g) Seventh, to Manager, any accrued but unpaid First Management Fee for the Fiscal Year to which such Gross Revenues pertain but not for any other period;

         (h) Eighth, to Owner, all accrued but unpaid Owner's Second Priority for the Fiscal Year to which such Gross Revenues pertain but not for any other period;

         (i) Ninth, to Manager, all accrued but unpaid Second Management Fee for the Fiscal Year to which such Gross Revenues pertain but not for any other period;

         (j) Tenth (commencing in 2007), to Owner all accrued but unpaid Owner's Percentage Priority;

         (k) Eleventh, to reimburse Owner for any advances made by Owner to Working Capital;

         (l) Twelfth, to reimburse Manager for any advances made by Manager to Working Capital in excess of the Initial Working Capital;

         (m) Thirteenth, to reimburse Manager for (i) advances made by Manager pursuant to and in the amount provided in Section 15.2(c) to the extent then due and payable and (ii) other contributions made by it to the Reserve Account other than pursuant to Section 5.2(d);

         (n) Fourteenth, to reimburse the Guarantor for payments made by it on account of the Guaranteed Obligations under the Guaranty, provided, however, if the Guarantor shall have Provided Collateral under the Guaranty, then the amount to be reimbursed to the Guarantor under this Section 10.1(n) shall be disbursed to Owner, to be held by Owner as collateral for the Guarantor's obligations under the Guaranty until the Outstanding Balance (determined as though the disbursement made under this Section 10.1(n) were made to the Guarantor) under the Guaranty does not exceed the sum of (i) the then remaining balance drawable under the Satisfactory Letter of Credit posted under the Guaranty or the balance of the cash deposited by the Guarantor thereunder; plus (ii) proceeds of any such Satisfactory Letter of Credit or cash deposited thereunder, in either case, applied to the Guaranteed Obligations thereunder;

         (o) Fifteenth, to Owner, all accrued but unpaid Owner's Second Priority for prior periods;

         (p) Sixteenth, to pay Manager accrued but unpaid Base Management Fees for prior periods; and

         (q) Seventeenth, to Manager, the Incentive Management Fee.

         10.2 Residual Distribution. Simultaneously with the making of each payment of the Incentive Management Fee, the then remaining Gross Revenues will be disbursed to Owner. Except as herein provided, Manager shall have no responsibility to incur

Operating Costs or undertake any Capital Replacement except to the extent Manager is reasonably assured that funds to pay such Operating Costs and for such Capital Replacements will be timely available.

         10.3 Owner's First Priority. Owner's First Priority shall be due and payable in advance in equal monthly installments on the first day of each Fiscal Month, pro-rated for any partial month, regardless of any inadequacy of Gross Revenues or Operating Profits. If any installment of Owner's First Priority is not paid when due, the same shall accrue interest at the Interest Rate. (Such interest shall be payable on demand, shall not be an Operating Cost, and shall be paid by Manager.) Appropriate adjustments shall be made to reflect any change in Owner's First Priority on account of advances made by Owner or any Landlord on the first Business Day of the month next after the date as of which such change occurs. As installments of Owner's First Priority are to be paid in advance, Manager may advance amounts due on account of a monthly installment of Owner's First Priority for a Fiscal Month and reimburse itself from Operating Profits for such Fiscal Month amounts so advanced; provided, however, if Operating Profits for such Fiscal Month in excess of the amount to be contributed to the Reserve Account pursuant to Section 5.2 are insufficient to make such reimbursements, the amount of such insufficiency shall be deemed an advance to Working Capital, and Manager shall be entitled to the reimbursement thereof only pursuant to Section 10.1(l); provided, however, by notice given to Owner within thirty (30) days after the end of such Fiscal Month, Manager may elect to deem the amount of such insufficiency an advance under the Guaranty (and not an advance to Working Capital). If Owner fails to receive any installment of Owner's First Priority as and when due, Owner may terminate this Agreement on not less than thirty (30) days' notice; provided, however, such notice shall be void ab initio if such installment together with any interest accrued thereon is paid to Owner prior to the thirtieth (30th) day after such notice is given.

         10.4 Owner's Percentage Priority. Owner's Percentage Priority shall be calculated on a Hotel-by-Hotel basis, and shall accrue and be payable in monthly installments to the extent that Gross Revenues year-to-date at any Hotel exceed Gross Revenues for such Hotel for the corresponding period in its Base Year. The installment of Owner's Percentage Priority for each Fiscal Month shall be due and payable on the twenty fifth (25th) day of the following month.

         10.5 Owner's Second Priority. Owner's Second Priority shall accrue in equal monthly installments on the first day of each Fiscal Month, pro-rated for any partial month and shall be paid as provided in Section 10.1; provided, however, all accrued and unpaid Owner's Second Priority shall be due and payable upon the expiration or earlier termination of the Term.

         10.6 No Interest. Except as expressly provided herein, no interest shall accrue or be payable to either party hereunder on account of any amount owed to such party hereunder.

         10.7 Amounts Outstanding at End of Term. Unless this Agreement is wrongfully terminated by Owner, upon the expiration or earlier termination of this Agreement, Manager shall have no claim against Owner, the Landlords or the Hotels for amounts owed to it under this Agreement which have not been paid by reason of the inadequacy of Gross Revenues or Operating Profits.

         10.8 Calculations. Subject to the terms of Sections 8.1(d) and 10.4, all distributions of Operating Profits shall be calculated on a Fiscal Year basis and be subject to being "trued-up" as provided in Section 8.1(d).

         10.9 Survival. The terms of this ARTICLE 10 shall survive the expiration or earlier termination of the Term.

                                   ARTICLE 11

                             CERTAIN OTHER SERVICES

         11.1 Optional Services. Owner acknowledges that Manager and its Affiliates sometimes provide separate, optional services which may relate to the Hotels in addition to those which are encompassed by this Agreement. Owner agrees to consider in good faith any proposals presented to it by Manager or any of Manager's Affiliates for such additional services relative to the Hotels; it being understood, however that this Section shall in no event be construed to require Owner to accept any such proposals.

         11.2 Purchasing. In making purchasing decisions with respect to products and services used in the operation of the Hotels, Manager will exercise reasonable business judgment in accordance with the Operating Standards. Manager shall be entitled to contract with its Affiliates, others in whom Manager or its Affiliates has an ownership interest and others with whom Manager or its Affiliates have contractual relationships to provide goods and/or services to the Hotels; provided that the prices and/or terms for such goods and/or services are competitive and no worse than the prices and/or terms that such provider charges unrelated third-parties. In determining whether such prices and/or terms are so competitive, they will be compared to the prices and/or terms which are available from comparably qualified providers for goods and/or services of similar quality grouped in reasonable categories, rather than being compared item by item. Subject to the foregoing proviso, the prices charged for such goods or services may include overhead and the allowance of a reasonable return to the provider. Subject to the foregoing proviso, Owner acknowledges and agrees that the providers of such goods and/or services may retain for their own benefit any credits, rebates or commissions received with respect to such purchases. Notwithstanding anything contained herein to the contrary, Manager will act in a manner that enables Owner and the Hotels to gain not less than the same benefits with respect to purchasing as are made available to other hotels of the same category as the Hotels which other hotels are owned or operated by Manager or its Affiliates. Disputes under this Section 11.2 shall be resolved by Arbitration.

                                   ARTICLE 12

                            SIGNS AND SERVICE MARKS

         12.1 Signs. To the extent not in place on the Effective Date, Manager agrees to erect and install, in accordance with all applicable Legal Requirements, all necessary signs under the Brand Standards.

         12.2 System Marks. It is understood and agreed by Owner that the name Candlewood Suites and all System Marks are the exclusive property of Manager or its Affiliates. Owner agrees and acknowledges the exclusive right of ownership of Manager and its Affiliates to the System Marks and the Reservation System. Except for any rights expressly granted to Owner in this Agreement, Owner hereby disclaims any right or interest therein, regardless of the legal protection afforded thereto. Except for any rights expressly granted to Owner in this Agreement, in the event of termination or cancellation of this Agreement, whether as a result of a default by Manager or otherwise, Owner shall not hold itself out as, or operate the Hotels as, a Candlewood Suites hotels, and will immediately cease using the name Candlewood Suites, and all other System Marks, in connection with the name or operation of the Hotel, as of the Expiration

Date. Promptly after the Expiration Date (or such later date on which Manager shall cease to operate the Hotels) and the expiration of any right granted to Owner to use the System Marks, subject to the terms of Section 17.4, Owner shall remove all signs, furnishings, printed material, emblems, slogans or other distinguishing characteristics which are now or hereafter may be connected or identified with the Brand or Reservation System. Owner shall not use any System Marks or any part, combination or variation thereof in the name of any partnership, corporation or other business entity, nor allow the use thereof by others.

         12.3 System Mark Litigation.

         (a) Manager, IHG and each other Guarantor shall hold Owner and its Affiliates harmless from and indemnify and defend Owner and its Affiliates against any and all costs and expenses incurred by Owner or its Affiliates (including, without limitation, attorneys' fees reasonably incurred), arising out of the use of System Marks at or in connection with the operation of the Hotels by Owner or its designees pursuant to the terms of this Agreement or by Manager or its Affiliates.

         (b) In the event a Hotel, Owner or Manager is the subject of any litigation or action brought by any party seeking to claim rights in or to restrain the use of any System Mark used by Manager in connection with the Hotel, then, provided Owner is a party to such litigation or action and further provided that Manager shall have provided to Owner either a guaranty in form and substance reasonably satisfactory to Owner with respect to Manager's obligations under Section 12.3(a) or collateral to secure Manager's obligations under
Section 12.3(a) reasonably satisfactory to Owner, the conduct of any suit whether brought by Manager or instituted against Owner and/or Manager shall be under the absolute control of counsel nominated and retained by Manager notwithstanding that Manager may not be a party to such suit.

         (c) The Owner shall not bring suit against any user of any System Mark alleging or asserting any claim based on Owner's right, title or interest as of the Effective Date in any System Mark.

         (d) The terms of this Section 12.3 shall survive the expiration or earlier termination of this Agreement.

                                   ARTICLE 13

                                   INSURANCE

         13.1 Insurance Coverage. Unless Owner elects to procure and maintain the insurance required hereunder, as an Operating Cost, which election may be made from time to time and withdrawn from time to time on not less than thirty
(30) days' notice, to the extent commercially available (regardless of whether it is available on reasonable terms) Manager shall procure and maintain as an Operating Cost, at all times during the Term or while it is in possession of any of the Hotels, reasonable and adequate amounts of casualty, liability and other usual and customary types of insurance for the Hotels and their operations. Without limiting the generality of the foregoing, Manager shall obtain and maintain, with insurance companies of recognized responsibility a minimum of the following insurance to the extent commercially available (regardless of whether it is available on reasonable terms):

         (a) "Special Form" property insurance, including insurance against loss or damage by fire, vandalism and malicious mischief, terrorism (if available on commercially reasonable terms), earthquake, explosion of steam boilers, pressure vessels or other similar apparatus, now or hereafter installed in the Hotels, with equivalent coverage as that provided by the usual extended coverage endorsements, in an amount equal to one hundred percent (100%) of the then full replacement cost of the property requiring replacement (excluding foundations) from time to time, including an increased cost of construction endorsement;

         (b) Business interruption and blanket earnings plus extra expense under a rental value insurance policy or endorsement covering risk of loss during the lesser of the first twelve (12) months of reconstruction or the actual reconstruction period necessitated by the occurrence of any of the hazards described in subparagraph (a) above, in such amounts as may be customary for comparable properties managed or leased by Manager or its Affiliates in the surrounding area and in an amount sufficient to prevent Owner or any Landlord from becoming a co-insurer;

         (c) Commercial general liability insurance, including bodily injury and property damage (on an occurrence basis and on a 1993 ISO CGL form or on a form customarily maintained by similarly situated hotels, including, without limitation, broad form contractual liability, independent contractor's hazard and completed operations coverage, aggregate limit as applicable) in an amount not less than Two Million Dollars ($2,000,000) per occurrence and umbrella coverage of all such claims in an amount not less than Fifty Million Dollars ($50,000,000) per occurrence;

         (d) Flood (if a Hotel is located in whole or in part within an area identified as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968, as amended, or the Flood Disaster Protection Act of 1973, as amended (or any successor acts thereto)) and insurance against such other hazards and in such amounts as may be available under the National Flood Insurance Program and customary for comparable properties in the area;

         (e) Worker's compensation insurance coverage for all persons employed by Manager at the Hotels with statutory limits and otherwise with limits of and provisions in accordance with the requirements of applicable local, state and federal law, and employer's liability insurance as is customarily carried by similar employers which coverage shall be written by an insurance company of recognized responsibility, as a qualified self-insurer subject to applicable state requirements and approvals, or specific to the State of Texas, as a nonsubscriber;

         (f) Employment practices liability insurance with limits of Twenty Five Million Dollars ($25,000,000); and

         (g) Such additional insurance as may be required, from time to time by
(i) any Legal Requirement, (ii) any holder of an Authorized Mortgage or (iii) which is otherwise reasonably required.

         13.2 Insurance Policies.

         (a) All insurance provided for under this ARTICLE 13 must be effected by policies issued by insurance companies of good reputation and of sound financial responsibility and will be subject to Owner's reasonable approval.

         (b) All insurance policies (other than workers' compensation policies) shall be issued in the name of the Landlords with Manager and Owner and any holder of an Authorized Mortgage being named as additional insureds; provided, however, subject to Owner's obligations under ARTICLE 15, Manager shall not be named as an additional insured on, and shall not have any interest in the proceeds of, any property insurance. The Landlords or the holder of an Authorized Mortgage shall be named loss payee(s) on any property insurance.

         (c) The insurance herein required may be brought within the coverage of a so-called blanket policy or policies of insurance carried and maintained by Owner or Manager, provided that such blanket policies fulfill the requirements contained herein.

         (d) In the event Owner or Manager believes that the then full replacement cost of a Hotel has increased or decreased at any time during the Term, such party, at its own cost, shall have the right to have such full replacement cost redetermined by an independent accredited appraiser approved by the other, which approval shall not be unreasonably withheld or delayed. The party desiring to have the full replacement cost so redetermined shall forthwith, on receipt of such determination by such appraiser, give written notice thereof to the other parties. The determination of such appraiser shall be final and binding on the parties hereto until any subsequent determination under this Section 13.2(d), and the party with the obligation to maintain insurance hereunder shall forthwith conform the amount of the insurance carried to the amount so determined by the appraiser. Such replacement value determination will not be necessary so long as a Hotel is insured through a blanket replacement value policy.

         (e) All insurance policies and endorsements required pursuant to this
ARTICLE 13 shall be fully paid for, nonassessable and, except for umbrella, worker's compensation, flood and earthquake coverage, shall be issued by insurance carriers authorized to do business in the state where each Hotel is located, having a general policy holder's rating of no less than B++ in Best's latest rating guide.

         (f) All such policies shall provide Owner, Manager and any holder of an Authorized Mortgage if required by the same, thirty (30) days' prior written notice of any material change or cancellation of such policy and the property insurance policies shall provide for a waiver of subrogation, to the extent available.

         13.3 Insurance Certificates. Manager shall deliver to Owner, the Landlords and any holder of an Authorized Mortgage, certificates of insurance with respect to all policies so procured by it and, in the case of insurance policies about to expire, shall deliver certificates with respect to the renewal thereof. In the event Manager shall fail to effect such insurance as herein required, to pay the premiums therefor, or to deliver, within fifteen (15) days of a request therefor, such certificates, Owner shall have the right, but not the obligation, to acquire such insurance and pay the premiums therefor, which amounts shall be payable to Owner, upon demand, as an Operating Cost, together with interest accrued thereon at the Interest Rate (which interest shall not be an Operating Cost, but shall be paid by Manager) from the date such payment is made until (but excluding) the date repaid.

         13.4 Insurance Proceeds. All proceeds payable by reason of any loss or damage to a Hotel, or any portion thereof (other than the proceeds of any business interruption or similar insurance which are a portion of Gross Revenues), shall be paid directly to the applicable Landlord as its interest may appear and all loss adjustments with respect to losses payable to Manager shall require the prior written consent of the Landlords.

         13.5 Manager's Insurance Program.

         (a) Manager will obtain quotations for insurance on an annual basis and provide, when available, such quotations to Owner for its approval or rejection. If Owner rejects such quotations, it may obtain such insurance and thereafter Owner shall maintain, as an Operating Cost, the insurance the quotation for which Owner rejected.

         (b) Owner acknowledges that in the event the insurance required hereunder is provided through Manager's insurance program, to the extent available, the costs and charges therefor will be paid as an Operating Cost without regard to whether such payment is to an Affiliate of Manager and whether that Affiliate receives a profit as a result thereof.

                                   ARTICLE 14

                   INDEMNIFICATION AND WAIVER OF SUBROGATION

         14.1 Indemnification. Each of the parties hereto shall indemnify, defend and hold harmless the other for, from and against any cost, loss, damage or expense (including, but not limited to, reasonable attorneys fees and all court costs and other expenses of litigation, whether or not taxable under local law) to the extent caused by or arising from: the failure of the indemnifying party to duly and punctually perform any of its obligations owed to the other; or any gross negligence or willful misconduct of the indemnifying party.

         14.2 Waiver of Subrogation. To the fullest extent permitted by law, each of Owner and Manager hereby waives any and all rights of subrogation and right of recovery or cause of action, and agrees to release the other and the Landlords from liability for loss or damage to property to the extent such loss or damage is covered by valid and collectible insurance in effect at the time of such loss or damage or which would have been covered if the insurance required by this Agreement were being carried; provided, however, that such waiver shall be of no force or effect if the party benefiting therefrom fails to obtain and maintain the insurance required to be obtained and maintained by it. Such waivers are in addition to, and not in limitation or derogation of, any other waiver or release contained in this Agreement. Written notice of the terms of the above waivers shall be given to the insurance carriers of Owner and Manager, and the insurance policies shall be properly endorsed, if necessary, to prevent the invalidation of said policies by reason of such waivers.

         14.3 Survival. The terms of this ARTICLE 14 shall survive the expiration or earlier termination of this Agreement.

                                   ARTICLE 15

                     DAMAGE TO AND DESTRUCTION OF THE HOTEL

         15.1 Termination.

         (a) If during the Term any Hotel shall be totally or partially destroyed and the Hotel is thereby rendered Unsuitable for Its Permitted Use,
(i) Manager may terminate this Agreement with respect to such Hotel on sixty
(60) days' written notice to Owner, or (ii) Owner may terminate this Agreement with respect to such Hotel by written notice to Manager, whereupon, this Agreement, with respect to such Hotel, shall terminate and Owner or the applicable Landlord shall be entitled to retain the insurance proceeds payable on account of such damage.

         (b) Notwithstanding any provisions of Section 15.2 below to the contrary, if damage to or destruction of any Hotel occurs during the last twenty four (24) months of the then Term (after giving effect to any exercised options to extend the same) and if such damage or destruction cannot reasonably be expected to be fully repaired and restored prior to the date that is twelve (12) months prior to the end of such Term, then either Owner or Manager may terminate this Agreement with respect to such Hotel on not less than thirty (30) days' advance notice.

         (c) Upon any termination under this ARTICLE 15 or ARTICLE 16, the Owner's First Priority and Owner's Second Priority shall each be reduced proportionately so that after giving effect to such reduction the ratio of Owner's Fixed Priority to the NOI of the Hotels (other than the Hotel with respect to which this Agreement has been so terminated) for the most recently ended twelve (12) months as of the date of the casualty or Condemnation equals the ratio of Owner's Fixed Priority before such reduction to the NOI of all the Hotels (including, the Hotel with respect to which this Agreement has been terminated) for such period.

         (d) Manager hereby waives any statutory rights of termination which may arise by reason of any damage to or destruction of any Hotel.

         15.2 Restoration.

         (a) If during the Term any Hotel is damaged or destroyed by fire, casualty or other cause but is not rendered Unsuitable for Its Permitted Use, Owner shall make the net proceeds of insurance received in connection with such casualty (excluding the proceeds of business interruption or similar insurance which are a portion of Gross Revenues) and any other amount Owner elects to contribute toward restoration available to Manager for restoration of such Hotel subject to customary terms applicable to advances and construction loans (to the extent applicable) and the terms of the Leases and any Authorized Mortgage, and Owner shall make, or shall cause there to be made, all Repairs necessary to restore such Hotel to substantially the same condition as existed prior to such casualty. If Owner elects to retain Manager's services in connection with such Repairs, the terms of Section 11.1 shall apply.

         (b) Any casualty which does not result in a termination of this Agreement with respect to the applicable Hotel shall not excuse the payment of sums due to Owner hereunder with respect to such Hotel.

         (c) If the net proceeds of the insurance received in connection with a casualty or an Award received in connection with a Condemnation are insufficient to complete the required Repairs, Owner shall have the right (but not the obligation) to contribute (or cause the Landlords to contribute) the amount of such insufficiency. If Owner elects not to contribute such insufficiency by notice given to Manager within ten (10) Business Days after a notice given by Manager to Owner reasonably detailing the existence of such insufficiency, Manager shall have the right, but not the obligation, to contribute such insufficiency. If Manager fails to contribute such insufficiency to an account of Owner to be used in completing such Repairs within ten (10) Business Days after Owner's election, the Hotel subject to such casualty or Condemnation shall be deemed Unsuitable for its Permitted Use and the terms of Section 15.1 or 16.1, as applicable, shall apply. Subject to the terms of Section 10.1, Manager shall be entitled to the return of amounts funded by it under this Section 15.2(c) in equal monthly installments based upon the number of months remaining in the Term after the month in which such advance is made (after giving effect to any then exercised or deemed exercised options to extend).

                                   ARTICLE 16

                                  CONDEMNATION

         16.1 Total Condemnation. If either (x) the whole of a Hotel shall be taken by Condemnation, or (y) a Condemnation of less than the whole of a Hotel renders such Hotel Unsuitable for Its Permitted Use, this Agreement shall terminate with respect to such Hotel and Owner and Master Landlord or the Overland Landlord, as the case may be, shall seek the Award for their interests in such Hotel as provided in the Leases, which Award shall belong solely to them. In addition, Manager shall have the right to initiate or participate in such proceedings as it deems advisable to recover any damages to which Manager may be entitled; provided, however, that Manager shall be entitled to retain the award or compensation it may obtain through such proceedings which are conducted separately from those of Owner and such Landlord only if such award or compensation does not reduce the award or compensation otherwise available to Owner and such Landlord. If this Agreement is so terminated with respect to a Hotel, Owner and such Landlord shall make reasonable efforts to use the Award to acquire a Replacement Property proposed by Manager to which this Agreement shall be extended; provided, however:

         (a) Such Landlord and Owner shall not be obligated to expend in the aggregate more than the Award in connection with (i) investigating and negotiating to purchase all properties proposed by Manager to be the Replacement Property (including, without limitation, attorneys' and consultants' fees and title search and survey costs) and (ii) acquiring a Replacement Property (including, without limitation, the purchase price therefor, title insurance premiums and transfer taxes);

         (b) Such Landlord and Owner shall have no obligation to acquire any proposed Replacement Property unless the projected NOI thereof and each of every other aspect of the proposed Replacement Property which such Landlord reasonably considers relevant is comparable in such Landlord's sole judgment in all respect to the Hotel which is being replaced;

         (c) Such Landlord and Owner shall not be obligated to investigate more than three (3) proposed properties;

         (d) Owner's Fixed Priority will be increased by an amount equal to the reduction therein resulting from the termination of this Agreement with respect to the Hotel which is being replaced; and

         (e) Such Landlord shall not be obligated to acquire any proposed Replacement Property, if Manager and Owner do not reasonably agree upon an appropriate amendment hereto pursuant to which this Agreement will be extended to such property.

If such Landlord decides to acquire a proposed Replacement Property, simultaneously with such acquisition its Lease and this Agreement shall be appropriately amended so as to cover such Replacement Property.

         16.2 Partial Condemnation. In the event of a Condemnation of less than the whole of a Hotel such that such Hotel is not rendered Unsuitable for Its Permitted Use, Owner shall, to the extent of the Award and any additional amounts disbursed by Owner or the applicable Landlord, commence promptly and continue diligently to restore the untaken portion of such Hotel so that such Hotel shall constitute a complete architectural unit of the same general character and condition (as nearly as may be possible under the circumstances) as existed immediately prior to such Condemnation, in full compliance with all Legal Requirements, using the Award made available therefor and any other funds Owner elects to contribute subject to customary terms applicable to advances of construction loans (to the extent applicable). If Owner elects to retain Manager's services in connection therewith, the terms of Section 11.1 shall apply.

16.3 Temporary Condemnation. In the event of any temporary Condemnation of a Hotel or Owner's interest therein, this Agreement shall continue in full force and effect. The entire amount of any Award made for such temporary Condemnation allocable to the Term, whether paid by way of damages, rent or otherwise, shall constitute Gross Revenues. For purposes of this Agreement, a Condemnation shall be deemed to be temporary if the period of such Condemnation is not expected to, and does not, exceed twelve (12) months.

16.4 Effect of Condemnation. Any condemnation which does not result in a termination of this Agreement in accordance with its terms with respect to the applicable Hotel shall not excuse the payment of sums due to Owner hereunder with respect to such Hotel and this Agreement shall remain in full force and effect as to such Hotel.

                                   ARTICLE 17

                            DEFAULT AND TERMINATION

         17.1 Manager Events of Default. Each of the following shall constitute a "Manager Event of Default":

         (a) The filing by Manager, or the Guarantor, of a voluntary petition in bankruptcy or insolvency or a petition for reorganization under any bankruptcy law, or the admission by Manager or the Guarantor, that it is unable to pay its debts as they become due, or the institution of any proceeding by Manager or the Guarantor for its dissolution or earlier termination.

         (b) The consent by Manager, or the Guarantor, to an involuntary petition in bankruptcy or the failure to vacate, within ninety (90) days from the date of entry thereof, any order approving an involuntary petition with respect to Manager or the Guarantor.

         (c) The entering of an order, judgment or decree by any court of competent jurisdiction, on the application of a creditor, adjudicating Manager or the Guarantor as bankrupt or insolvent or approving a petition seeking reorganization or appointing a receiver, trustee, or liquidator of all or a substantial part of Manager's or the Guarantor's assets, and such order, judgment or decree's continuing unstayed and in effect for an aggregate of sixty (60) days (whether or not consecutive).

         (d) The failure of Manager or the Guarantor or any Affiliate of any of them to make any payment required to be made in accordance with the terms of this Agreement or any Transaction Document which failure continues beyond any applicable notice and grace period.

         (e) The failure of Manager, its Ultimate Parent, the Collateral Agent or any Guarantor or any Affiliate of any of them to perform, keep or fulfill any of the other covenants, undertakings, obligations or conditions set forth in this Agreement or any Transaction Document on or before the date required for the same, which failure continues for a period of thirty (30) days after receipt of written notice demanding such cure; provided, however, if such failure is susceptible of cure, but such cure cannot be accomplished within said thirty
(30) day period, said thirty (30) days shall be extended for so long as is reasonably necessary to effect such cure provided that such cure is commenced within thirty (30) days after such notice is given and is thereafter diligently pursued to completion.

         (f) The failure of Manager to maintain insurance coverages required to be maintained by Manager under this Agreement.

         (g) The failure by Manager, its Ultimate Parent or any Guarantor to deliver to Owner any financial statement as and when required by the Transaction Documents, which failure continues for a period of ten (10) Business Days after written notice from Owner.

         (h) Any representation or warranty made by Manager or any of its Affiliates in this Agreement or any Transaction Document proves to have been false in any material respect on the date when made or deemed made; provided, however, if Manager did not know of such falseness at the time such representation or warranty was made, and the facts or circumstances giving rise to such falseness are susceptible of cure, Manager shall have up to thirty (30) days after notice from Owner to effectuate such cure.

         (i) The failure of any Ultimate Parent of Manager or the Guarantor to timely and fully keep and observe any obligations under the Transaction Documents or any other document or instrument executed and delivered in connection herewith to maintain any net worth or unencumbered assets or to deliver any collateral, in all cases required under the Transaction Documents, which is not cured within ten (10) days after notice from Owner to Manager.

         17.2 Remedies for Manager Defaults. So long as a Manager Event of Default shall be outstanding, Owner shall have (in addition to its other rights and remedies at law, in equity or otherwise) the right to terminate this Agreement. Upon such termination, or if this Agreement is terminated pursuant to Sections 5.1 or 10.3, Owner shall be entitled to liquidated damages. Owner's right to receive liquidated damages has been agreed to due to the uncertainty, difficulty and/or impossibility of ascertaining the actual damages suffered by Owner. Further, if not for Owner's right to receive such liquidated damages, the Landlords would not have terminated a certain lease with respect to the Original Hotels or acquired Additional Hotels and Owner would not have entered into the Leases. MANAGER HEREBY ACKNOWLEDGES AND AGREES THAT SUCH LIQUIDATED DAMAGES ARE NOT A PENALTY, BUT ARE TO COMPENSATE OWNER AND ITS AFFILIATES FOR THE EXPENSE AND LOST EARNINGS WHICH MAY RESULT FROM ARRANGING SUBSTITUTE MANAGEMENT FOR THE HOTELS AS WELL AS TO COMPENSATE FOR THE RENT OWNER MUST PAY UNDER THE LEASES AND THE PRICE PAID FOR THE HOTELS BY OWNER'S AFFILIATES. Such liquidated damages shall be equal to the sum of (i) Fifty Million Dollars ($50,000,000) less (ii) the aggregate amount paid by the Guarantor under Section 3 of the Guaranty in excess of any amounts reimbursed to the Guarantor pursuant to the terms hereof. Owner shall be entitled to interest, at the Interest Rate, on such liquidated damages from the date of such termination until the date of payment of such damages and interest. Except with respect to Owner's rights and remedies for any breach or violations by Manager of the terms of Section 17.4, Owner shall look solely to any collateral hereafter pledged securing Manager's obligations hereunder for satisfaction of any claim of Owner against Manager hereunder; provided, however, nothing contained herein is intended to, nor shall, limit or reduce the obligations of the Guarantor under the Guaranty or limit Owner's rights with respect thereto so long as Guarantor's obligation under Section 3 thereof has not been terminated in accordance with the terms of the Guaranty.

         17.3 Owner Events of Default and Remedies for Owner Defaults. In the event any representation or warranty made by Owner in this Agreement proves to be untrue when made in any material respect or Owner fails to perform its obligations hereunder, Manager shall have the right to institute forthwith any and all proceedings permitted by law or equity (provided they are not specifically barred under the terms of this Agreement), including, without limitation, actions for specific performance and/or damages; provided, however, except as may be expressly provided in this Agreement, Manager shall have no right to terminate this Agreement by reason of such a failure by Owner or otherwise. Manager shall be entitled to terminate this Agreement in the event of a violation of the terms of Section 4.7 by either of the Landlords or by Owner. Except as otherwise specifically provided in this Agreement, Manager hereby waives all rights arising from any occurrence whatsoever, which may now or hereafter be conferred upon it by law, (a) to modify, surrender or terminate this Agreement or quit or surrender any Hotel or any portion thereof, or (b) to obtain (i) any abatement, reduction, suspension or deferment of the sums allocable or otherwise payable to Owner or other obligations to be performed by Manager hereunder or (ii) any increase in any amounts payable to Manager hereunder. The obligations of each party hereunder shall be separate and independent covenants and agreements.

         17.4 Post Termination Obligations. Upon expiration or earlier termination of this Agreement for any reason, Owner and Manager shall proceed as follows:

         (a) Within sixty (60) days following the effective date of such expiration or earlier termination, Manager will submit to Owner an audited final accounting of the results of Hotel operations and all accounts between Owner and Manager through the effective date of such expiration or earlier termination, the cost of which audit shall be shared equally by Manager and Owner and shall not be an Operating Cost and shall be performed by Ernst & Young or another accounting firm selected by Manager and approved by Owner. Said final accounting will promptly be submitted by Manager to Owner for its approval. Owner shall not unreasonably withhold or delay its approval of the final accounting and any such disapproval shall contain reasonably detailed explanations for disapproval. Within thirty (30) days after delivery of such final accounting, the parties will make appropriate adjustments to any amounts previously paid or due under this Agreement.

         (b) On the effective date of such expiration or earlier termination, Manager will deliver to Owner all books and records of the Hotels, provided that Manager may retain copies of any of the same for Manager's records. Notwithstanding the foregoing, Manager will not be required to deliver to Owner any information or materials (including, without limitation, software, database, manuals and technical information) which are proprietary property of Manager.

         (c) On the effective date of such expiration or earlier termination, Manager will deliver possession of the Hotels, together with any and all keys or other access devices, to Owner.

         (d) On the effective date of such expiration or earlier termination, Manager will assign to Owner or its designee, and Owner or such designee will assume, all booking, reservation, service and operating contracts relating exclusively to the occupancy or operation of the Hotels and entered into in the ordinary course of business by Manager in accordance with this Agreement. Owner agrees to indemnify and hold Manager harmless from liability or other obligations under any such agreements relating to acts or occurrences, including Owner's or such designee's failure to perform, on or after the effective date of such assignment.

         (e) Manager will assign to Owner or its designee any assignable licenses and permits pertaining to the Hotels and will otherwise reasonably cooperate with Owner as may be necessary for the transfer of any and all Hotel licenses and permits to Owner or Owner's designee.

         (f) Manager shall release and transfer to Owner or the Landlords, as applicable, any funds of Owner or the Landlords which are held or controlled by Manager.

         (g) Manager shall have the option, to be exercised within thirty (30) days after termination or expiration, to purchase, at their then book value, any FF&E, Operating Equipment or other personal property as may be marked with any System Mark at the Hotels. In the event Manager does not exercise such option, Owner agrees that it will use any such items not so purchased exclusively in connection with the Hotels until they are consumed; provided however, Manager shall not be entitled to purchase FF&E, Operating Equipment or other personal property located at a Hotel which is to be operated under the Brand name or by Manager, until such Hotel shall no longer be so operated.

         (h) Owner shall have the right to operate the improvements on the applicable Sites without modifying the structural design of same and without making any Material Repair, notwithstanding the fact that such design or certain features thereof may be proprietary to Manager or its Affiliates and/or protected by trademarks or service marks held by Manager or an Affiliate, provided that such use shall be confined to the applicable Sites. Further, provided that Owner enters into a then standard Candlewood Hotel License Agreement and the applicable Hotels then satisfy the Brand Standards (unless the Hotels fail to satisfy such Brand Standards due to a breach hereof by Manager), Owner shall be entitled (but not obligated) to operate such of the Hotels as Owner designates under the Brand name for a one (1) year term following such termination or expiration in consideration for which Owner shall pay the then standard franchise and system fees for the Brand and comply with the other applicable terms and conditions of the form of franchise agreement then being entered into with respect to the Brand.

         (i) Manager shall transfer to Owner the telephone numbers used in connection with the operation of the Hotels (but not the Brand generally).

         (j) Manager shall cooperate with Owner's or its designees' efforts to engage employees of the Hotels.

         (k) If requested by Owner prior to such expiration or earlier termination of this Agreement in whole or in part, Manager shall continue to manage under the Brand any affected Hotels designated by Owner after such expiration or earlier termination for up to one (1) year, on such reasonable terms (which shall include an agreement to reimburse Manager for its reasonable out-of-pocket costs and expenses, and reasonable administrative costs and a management fee of seven and one-half percent (7.5%) of Gross Revenues) as Owner and Manager shall reasonably agree.

         The provisions of this Section 17.4 shall survive the expiration or earlier termination of this Agreement.

                                   ARTICLE 18

                                    NOTICES

         18.1 Procedure.

         (a) Any and all notices, demands, consents, approvals, offers, elections and other communications required or permitted under this Agreement shall be deemed adequately given if in writing and the same shall be delivered either by hand, by telecopier with written acknowledgment of receipt (provided if notice is given by telecopier, a copy shall also be sent on the following Business Day by Federal Express or similar expedited commercial carrier), or by Federal Express or similar expedited commercial carrier, addressed to the recipient of the notice, with all freight charges prepaid (if by Federal Express or similar carrier).

         (b) All notices required or permitted to be sent hereunder shall be deemed to have been given for all purposes of this Agreement upon the date of acknowledged receipt, in the case of a notice by telecopier, and, in all other cases, upon the date of receipt or refusal, except that whenever under this Agreement a notice is either received on a day which is not a Business Day or is required to be delivered on or before a specific day which is not a Business Day, the day of receipt or required delivery shall automatically be extended to the next Business Day.

         (c) All such notices shall be addressed as follows:

             If to Owner:                   HPT TRS IHG-1, INC.
                                            c/o Hospitality Properties Trust
                                            400 Centre Street
                                            Newton, Massachusetts 02458
                                            Attn:  President
                                            Facsimile: 617/969-5730

             with a copy to:                Sullivan & Worcester LLP
                                            One Post Office Square
                                            Boston, Massachusetts 02109
                                            Attn:  Warren M. Heilbronner, Esq.
                                            Facsimile:  617-338-2880

             If to Manager:                 Intercontinental Hotels Group
                                            Resources, Inc.
                                            c/o Six Continents Hotels, Inc.
                                            3 Ravinia Drive, Suite 100
                                            Atlanta, Georgia 30346
                                            Attn: Vice President of Operations
                                            Facsimile:  770-604-8875

             with a copy to:                Intercontinental Hotels Group
                                            Resources, Inc.
                                            c/o Six Continents Hotels, Inc.
                                            3 Ravinia Drive, Suite 100
                                            Atlanta, Georgia 30346
                                            Attn: General Counsel -  Operations
                                            Facsimile:  770-604-5802

         (d) By notice given as herein provided, the parties hereto and their respective successors and assigns shall have the right from time to time and at any time during the term of this Agreement to change their respective addresses effective upon receipt by the other parties of such notice and each shall have the right to specify as its address any other address within the United States of America.

                                   ARTICLE 19

                  RELATIONSHIP, AUTHORITY AND FURTHER ACTIONS

         19.1 Relationship. Manager shall be the agent of Owner with a limited agency solely for the purpose of operating the Hotels and carrying out ordinary and customary transactions for that purpose. Manager shall not have fiduciary duties to Owner by virtue of this Agreement. Owner and Manager shall not be construed as joint venturers or partners of each other, and neither shall have the power to bind or obligate the other except as set forth in this Agreement. Manager shall not constitute a tenant or subtenant of Owner and this Agreement shall not constitute Owner a franchisee of Manager or of any of Manager's Affiliates. This Agreement shall not create a franchise or a franchisor/franchisee relationship within the meaning of the Federal Trade Commission Act, any rule or regulation promulgated thereunder, or any other state or federal law, rule or regulation or administrative or judicial decision.

         19.2 Further Actions. Each of the parties agrees to execute all contracts, agreements and documents and take all actions necessary to comply with the provisions of this Agreement and the intent hereof.

                                   ARTICLE 20

                                 APPLICABLE LAW

         This Agreement shall be interpreted, construed, applied and enforced in accordance with the laws of the State of New York applicable to contracts between residents of New York which are to be performed entirely within New York, regardless of (a) where this Agreement is executed or delivered, (b) where any payment or other performance required by this Agreement is made or required to be made, (c) where any breach of any provision of this Agreement occurs, or any cause of action otherwise accrues, (d) where any action or other proceeding is instituted or pending, (e) the nationality, citizenship, domicile, principal place of business, or jurisdiction of organization or domestication of any party, (f) whether the laws of the forum jurisdiction otherwise would apply the laws of a jurisdiction other than New York, (g) the location of the Hotels or any applicable Hotel, or (h) any combination of the foregoing.

                                   ARTICLE 21

                             SUCCESSORS AND ASSIGNS

         21.1 Assignment.

         (a) Except as expressly provided below, Manager shall not assign, mortgage, pledge, hypothecate or otherwise transfer its interest in all or any portion of this Agreement or any rights arising under this Agreement or suffer or permit such interests or rights to be assigned, transferred, mortgaged, pledged, hypothecated or encumbered, in whole or in part, whether voluntarily, involuntarily or by operation of law, or permit the management of the Hotels by anyone other than Manager or Owner. For purposes of this Section 21.1, an assignment of this Agreement shall be deemed to include any transaction which results in Manager no longer being an Affiliate of Guarantor or pursuant to which all or substantially all of Manager's assets are transferred to any Person who is not an Affiliate of Guarantor.

         (b) Manager shall have the right, without Owner's consent, to assign its interest in this Agreement (i) to IHG or any Affiliate of IHG provided such assignee satisfies the requirements of Section 24.15, (ii) in connection with a merger, corporate restructuring or consolidation of IHG or a sale of all or substantially all of the assets of IHG and (iii) in connection with a sale of all or substantially all of the assets (including associated management agreements) owned by IHG and its Affiliates relating to the Brand. If Owner and its Affiliates shall own or lease more than fifty percent (50%) of the hotels comprising the Brand, IHG shall not, and Manager shall cause IHG not to, transfer all or substantially all of the assets of IHG relating to the Brand other than to a Person who at all times is an Affiliate of IHG. At Owner's election, Manager shall assign this Agreement to any Person who is not an Affiliate of IHG that acquires all or substantially all of the assets of IHG relating to the Brand and shall cause such Person to assume all of Manager's obligations thereafter accruing hereunder.

         (c) Owner shall not assign, mortgage, pledge, hypothecate or otherwise transfer its interest in all or any portion of this Agreement or any rights arising under this Agreement without the prior written consent of Manager except
(i)in connection with a sale of a Hotel in accordance with the terms of Sections
4.4 or 4.5, (ii) to any Landlord or an Affiliate of any Landlord,(iii) to Manager or an Affiliate of Manager, (iv) to an Affiliate of Owner in a merger, corporate restructuring or consolidation of any Landlord or any of its Affiliates,(v) in connection with the granting of an Authorized Mortgage or (vi) to a Substitute Tenant as provided in Section 4.2; provided, however, in each instance (other than in connection with a collateral assignment) that the assignee hereof assumes all of Owner's obligation hereunder and under the other Transaction Documents thereafter accruing.

         (d) In the event either party consents to an assignment of this Agreement by the other, no further assignment shall be made without the express consent in writing of such party, unless such assignment may otherwise be made without such consent pursuant to the terms of this Agreement. An assignment by Owner of its interest in this Agreement approved or permitted pursuant to the terms hereof shall relieve Owner of its obligations under this Agreement thereafter accruing.

         (e) In the event fifty percent (50%) or more of the hotels comprising the Brand cease to be Candlewood Suites hotels and are converted to another brand in a single transaction or a series of related transactions, Owner may elect to require Manager to promptly convert at Manager's own cost and expense (and not as an Operating Cost and without reimbursement from the Reserve Account) the Hotels to the brand of hotels to which such other hotels are converted. In such event, all references herein to "Candlewood Suites" shall be deemed to refer to the trade name of the system of hotels to which the Hotels are to be so converted.

         21.2 Binding Effect. The terms, provisions, covenants, undertakings, agreements, obligations and conditions of this Agreement shall be binding upon and shall inure to the benefit of the successors in interest and the assigns of the parties hereto with the same effect as if mentioned in each instance where the party hereto is named or referred to, except that no assignment, transfer, sale, pledge, encumbrance, mortgage, lease or sublease by or through Owner, as the case may be, in violation of the provisions of this Agreement shall vest any rights in the assignee, transferee, purchaser, secured party, mortgagee, pledgee, lessee, sublessee or occupant.

                                   ARTICLE 22

                                   RECORDING

         22.1 Memorandum of Agreement. As of the Effective Date, at the option of Manager, Owner and Manager agree to execute, acknowledge and record a Memorandum of this Agreement in the land records of the states and counties where the Hotels are located, in a form reasonably satisfactory to Manager.

                                   ARTICLE 23

                                 FORCE MAJEURE

         23.1 Operation of Hotel. If at any time during the Term it becomes necessary in Manager's reasonable opinion to cease or alter operations at any Hotel in order to protect the health, safety and welfare of the guests and/or employees of such Hotel, or such Hotel itself, for reasons of force majeure beyond the control of Manager such as, but not limited to, acts of war, insurrection, civil strife and commotion, labor unrest or acts of God, then in such event Manager may close and cease or alter operation of all or part of such Hotel, reopening and commencing or resuming operation when Manager deems that such may be done without jeopardy to such Hotel, its guests and employees.

         23.2 Extension of Time. Owner and Manager agree that, with respect to any obligation, other than the payment of money, to be performed by a party during the Term, neither party will be liable for failure so to perform when prevented by any occurrence beyond the reasonable control of such party, herein referred to as a "force majeure" including, without limitation, occurrences such as strike, lockout, breakdown, accident, order or regulation of or by any governmental authority, failure of supply or inability, by the exercise of reasonable diligence, to obtain supplies, parts or employees necessary to perform such obligation, or war or other emergency. The time within which such obligation must be performed will be extended for a period of time equivalent to the number of days of delay from such cause.

                                   ARTICLE 24

                               GENERAL PROVISIONS

         24.1 Trade Area Restriction. Notwithstanding anything to the contrary in this Agreement, neither Manager nor any Affiliate shall acquire, own, manage, operate or open any hotel as a "Candlewood Suite" hotel nor shall Manager or any Affiliate authorize a third party to operate or open any hotel as a "Candlewood Suite" hotel that is within the Restricted Area of any Hotel during its Restricted Period, unless such hotel (a) is owned or leased by Owner or its Affiliate; (b) is owned, operated, managed, franchised or under development on the Effective Date pursuant to an agreement which is binding on the owner of the Brand as of the date hereof; or (c) is part of an acquisition by IHG or its Affiliates of an interest (including an interest as a franchisor) in a chain or group of not less than ten (10) hotels (such acquisition to occur in a single transaction or a series of related transactions). The terms of this Section 24.1 shall apply only to "Candlewood Suites" hotels and shall not in any way restrict the ownership, management, franchising or operation of other brands or flags of any hotels to be owned, operated or franchised by Manager or its Affiliates within the Restricted Area.

         24.2 Environmental Matters.

         (a) Manager shall not store, spill upon, dispose of or transfer to or from any Hotel any Hazardous Substance, except in compliance with all Legal Requirements. Manager shall maintain the Hotels at all times free of any Hazardous Substance (except in compliance with all Legal Requirements). Manager
(i) upon receipt of notice or knowledge shall promptly notify the Landlords and Owner in writing of any material change in the nature or extent of Hazardous Substances at any Hotel, (ii) shall file and transmit to the Landlords and Owner a copy of any Community Right to Know report which is required to be filed by the Manager with respect to any Hotel pursuant to SARA Title III or any other Legal Requirements, (iii) shall transmit to the Landlords and Owner copies of any citations, orders, notices or other governmental communications received by Manager with respect thereto (collectively, "Environmental Notice"), which Environmental Notice requires a written response or any action to be taken and/or if such Environmental Notice gives notice of and/or presents a material risk of any material violation of any Legal Requirement and/or presents a material risk of any material cost, expense, loss or damage, (iv) shall observe and comply with all Legal Requirements relating to the use, maintenance and disposal of Hazardous Substances and all orders or directives from any official, court or agency of competent jurisdiction relating to the use or maintenance or requiring the removal, treatment, containment or other disposition thereof, and (v) shall pay or otherwise dispose of any fine, charge or imposition related thereto.

         (b) In the event of the discovery of Hazardous Substances other than those maintained in accordance with Legal Requirements on any portion of any Site or in any Hotel during the Term, Manager shall use reasonable efforts promptly to (i) clean up and remove from and about such Hotel all Hazardous Substances thereon, if appropriate, (ii) contain and prevent any further release or threat of release of Hazardous Substances on or about such Hotel, and (iii) use good faith efforts to eliminate any further release or threat of release of Hazardous Substances on or about such Hotel, and (iv) otherwise effect a remediation of the problem in accordance with (A) the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., as amended; (B) the regulations promulgated thereunder, from time to time; (C) all Federal, state and local laws, rules and regulations (now or hereafter in effect) dealing with the use, generation, treatment, storage, disposal or abatement of Hazardous Substances; and (D) the regulations promulgated thereunder, from time to time (collectively referred to as "Environmental Laws").

         (c) To the extent any service required to be performed under this
Section 24.2 or cost incurred under this Section 24.2 is not due to the fault of Manager or is not performed or incurred in the operations of the Hotels in the ordinary course, the same shall be governed by Section 11.1; provided, however, to the extent that Section 11.1 shall apply to such services or costs, Owner shall be entitled to engage a third party to perform such services.

         24.3 Authorization. Owner represents that it has full power and authority to execute this Agreement and to be bound by and perform the terms hereof. Manager represents it has full power and authority to execute this Agreement and to be bound by and perform the terms hereof. On request, each such party will furnish to the other evidence of such authority.

         24.4 Severability. If any provision of this Agreement shall be held or deemed to be, or shall in fact be, invalid, inoperative or unenforceable as applied to any particular case in any jurisdiction or jurisdictions, or in all jurisdictions or in all cases, because of the conflict of any provision with any constitution or statute or rule of public policy or for any other reason, such circumstance shall not have the effect of rendering the provision or provisions in question invalid, inoperative or unenforceable in any other jurisdiction or in any other case or circumstance or of rendering any other provision or provisions herein contained invalid, inoperative or unenforceable to the extent that such other provisions are not themselves actually in conflict with such constitution, statute or rule of public policy, but this Agreement shall be reformed and construed in any such jurisdiction or case as if such invalid, inoperative or unenforceable provision had never been contained herein and such provision reformed so that it would be valid, operative and enforceable to the maximum extent permitted in such jurisdiction or in such case.

         24.5 Merger. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and shall supersede and take the place of any other instruments purporting to be an agreement of the parties hereto relating to the subject matter hereof.

         24.6 Formalities. Any amendment or modification of this Agreement must be in writing signed by all parties hereto. This Agreement may be executed in one or more counterparts, each of which will be deemed an original.

         24.7 Consent to Jurisdiction; No Jury Trial.

         (a) Except as provided in Section 24.19, all actions and proceedings arising out of or in any way relating to this Agreement shall be brought, heard, and determined exclusively in an otherwise appropriate federal or state court located within the State of New York. Except as provided in Section 24.19, the parties hereby (a) submit to the exclusive jurisdiction of any New York federal or state court of otherwise competent jurisdiction for the purpose of any action or proceeding arising out of or relating to this Agreement and (b) voluntarily and irrevocably waive, and agree not to assert by way of motion, defense, or otherwise in any such action or proceeding, any claim or defense that they are not personally subject to the jurisdiction of such a court, that such a court lacks personal jurisdiction over any party or the matter, that the action or proceeding has been brought in an inconvenient or improper forum, that the venue of the action or proceeding is improper, or that this Agreement may not be enforced in or by such a court. To the maximum extent permitted by applicable law, each party consents to service of process by registered mail, return receipt requested, or by any other manner provided by law.

         (b) To the maximum extent permitted by applicable law, each of the parties hereto waives its rights to trial by jury with respect to this Agreement or matter arising in connection herewith.

         24.8 Performance on Business Days. In the event the date on which performance or payment of any obligation of a party required hereunder is other than a Business Day, the time for payment or performance shall automatically be extended to the first Business Day following such date.

         24.9 Attorneys' Fees. If any lawsuit or arbitration or other legal proceeding arises in connection with the interpretation or enforcement of this Agreement, the prevailing party therein shall be entitled to receive from the other party the prevailing party's costs and expenses, including reasonable attorneys' fees incurred in connection therewith, in preparation therefor and on appeal therefrom, which amounts shall be included in any judgment therein.

         24.10 Section and Other Headings. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

         24.11 Documents. Throughout the Term, Owner agrees to furnish Manager copies of all notices relating to real and personal property taxes and insurance statements, all financing documents (including notes and mortgages) relating to the Hotel and such other documents pertaining to the Hotels as Manager may request.

         24.12 No Consequential Damages. Except as may be expressly provided herein, in no event shall either party be liable for any consequential, exemplary or punitive damages suffered by the other as the result of a breach of this Agreement. Time is of the essence with respect to this Agreement.

         24.13 No Political Contributions. Notwithstanding anything contained in this Agreement to the contrary, no money or property of the Hotels shall be paid or used or offered, nor shall Owner or Manager directly or indirectly use or offer, consent or agree to use or offer, any money or property of the Hotels (i) in aid of any political party, committee or organization, (ii) in aid of any corporation, joint stock or other association organized or maintained for political purposes, (iii) in aid of any candidate for political office or nomination for such office, (iv) in connection with any election, (v) for any political purpose whatever, or (vi) for the reimbursement or indemnification of any person for any money or property so used.

         24.14 REIT Qualification. Manager shall, as an Operating Cost, take all actions reasonably requested by Owner or any Landlord as may be necessary to ensure that the Landlords' rental income from Owner under the Leases qualifies as "rents from real property" pursuant to Sections 856(d)(2), 856(d)(8)(B) and 856(d)(9) of the Code; provided, however, any additional costs or expenses (including internal costs and expenses) incurred by Manager in complying with such a request shall be borne by Owner (and shall not be an Operating Cost) to the extent the same together with the costs to Manager referred to in Section
24.16 exceeds $25,000 over the Term in the aggregate.

         24.15 Further Compliance with Section 856(d) of the Code. Throughout the Term (including the Effective Date), the Manager shall qualify as an "eligible independent contractor" as defined in Section 856(d)(9)(A) of the Code. To that end, Manager:

         (a) shall not permit wagering activities to be conducted at or in connection with any Hotel by any person who is engaged in the business of accepting wagers and who is legally authorized to engage in such business at or in connection with such Hotel;

         (b) shall use reasonable efforts to cause each Hotel to qualify as a "qualified lodging facility" under Section 856(d)(9)(D) of the Code;

         (c) shall not own, directly or indirectly or constructively (within the meaning of Section 856(d)(5) of the Code), more than thirty five percent (35%) of the shares of HPT (whether by vote, value or number of shares), and Manager shall otherwise comply with any regulations or other administrative or judicial guidance now or hereafter existing under said Section 856(d)(5) of the Code with respect to such ownership limits; and

         (d) shall be actively engaged (or shall, within the meaning of Section 856(d)(9)(F) of the Code, be related to a person that is so actively engaged) in the trade or business of operating "qualified lodging facilities" (defined below) for a person who is not a "related person" within the meaning of Section 856(d)(9)(F) of the Code with respect to HPT or Owner ("Unrelated Persons"). In order to meet this requirement, the Manager agrees that it (or any "related person" with respect to Manager within the meaning of Section 856(d)(9)(F) of the Code) (i) shall derive at least ten percent (10%) of both its revenue and profit from operating "qualified lodging facilities" for Unrelated Persons and (ii) shall comply with any regulations or other administrative or judicial guidance under
Section 856(d)(9) of the Code with respect to the amount of hotel management business with Unrelated Persons that is necessary to qualify as an "eligible independent contractor" within the meaning of such Code Section.

         (e) A "qualified lodging facility" is defined in Section 856(d)(9)(D) of the Code and means a "lodging facility" (defined below), unless wagering activities are conducted at or in connection with such facility by any person who is engaged in the business of accepting wagers and who is legally authorized to engage in such business at or in connection with such facility. A "lodging facility" is a hotel, motel or other establishment more than one-half of the dwelling units in which are used on a transient basis, and includes customary amenities and facilities operated as part of, or associated with, the lodging facility so long as such amenities and facilities are customary for other properties of a comparable size and class owned by other owners unrelated to HPT.

         24.16 Adverse Regulatory Event. In the event of an Adverse Regulatory Event arising from or in connection with this Agreement, Owner and Manager shall work together in good faith to amend this Agreement to eliminate the impact of such Adverse Regulatory Effect; provided, however, Manager shall have no obligation to materially reduce its rights or materially increase its obligation under this Agreement, all taken as a whole, or to bear any costs or expenses (including internal costs and expenses) in excess of $25,000 in the aggregate over the Term under Section 24.14 and this Section 24.16. For purposes of this Agreement, the term "Adverse Regulatory Effect" means any time that a law, statute, ordinance, code, rule or regulation imposes (or could impose in Owner's reasonable opinion) any material threat to HPT's status as a "real estate investment trust" under the Code or to the treatment of amounts paid to any Landlord as "rents from real property" under Section 856(d) of the Code. Each of Manager and Owner shall inform the other of any Adverse Regulatory Event of which it is aware and which it believes likely to impair compliance of any of the Hotels with respect to the aforementioned sections of the Code.

         24.17 Commercial Leases. Manager shall not enter into any sublease with respect to any Hotel (or any part thereof) unless the same has been approved by the Master Landlord or the Overland Landlord, as the case may be, in its sole and absolute discretion; provided, however, Manager may sublease or grant concessions or licenses to shops or any other space at a Hotel subject to the following terms and conditions: (a) subleases and concessions are for newsstand, gift shop, parking garage, heath club, restaurant, bar or commissary purposes or similar concessions; (b) such subleases and concessions do not have a term in excess of lesser of five (5) years or the remaining Term under this Agreement;
(c) such subleases and concessions do not demise, (i) in the aggregate, in excess of Two Thousand (2,000) square feet of any Hotel, or (ii) for any single sublease, in excess of Five Hundred (500) square feet of any Hotel; (d) any such sublease, license or concession to an Affiliate of a Manager shall be on terms consistent with those that would be reached through arms-length negotiation; (e) for so long as the Landlords or any Affiliate of the Landlords shall seek to qualify as a real estate investment trust under the Code, anything contained in this Agreement to the contrary notwithstanding, Manager shall not sublet or otherwise enter into any agreement with respect to a Hotel on any basis such that in the opinion of the Owner the rental or other fees to be paid by any sublessee thereunder would be based, in whole or in part, on either (i) the income or profits derived by the business activities of such sublessee, or (ii) any other formula such that any portion of such sublease rental would fail to qualify as "rents from real property" within the meaning of Section 865(d) of the Internal Revenue Code of 1986, as amended, or any similar or successor provision thereto; (f) such lease or concession will not violate or affect any Legal Requirement or Insurance Requirement; (g) Manager shall obtain or cause the subtenant to obtain such additional insurance coverage applicable to the activities to be conducted in such subleased space as Owner and any mortgagee under an Authorized Mortgage may reasonably require; and (h) not less than twenty (20) days prior to the date on which Manager proposes to enter into any sublease or concession, Manager shall provide a copy thereof to Owner.

         24.18 Nonliability of Trustees. THE DECLARATION OF TRUST ESTABLISHING MASTER LANDLORD, A COPY OF WHICH, TOGETHER WITH ALL AMENDMENTS THERETO (THE "DECLARATION"), IS DULY FILED

WITH THE DEPARTMENT OF ASSESSMENTS AND TAXATION OF THE STATE OF MARYLAND, PROVIDES THAT, AND MANAGER HEREBY AGREES THAT, THE NAME "HPT CW PROPERTIES TRUST" REFERS TO THE TRUSTEES UNDER THE DECLARATION COLLECTIVELY AS TRUSTEES, BUT NOT INDIVIDUALLY OR PERSONALLY, AND THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF MASTER LANDLORD SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, MASTER LANDLORD. ALL PERSONS DEALING WITH MASTER LANDLORD, IN ANY WAY, SHALL LOOK ONLY TO THE ASSETS OF MASTER LANDLORD FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION. Further, if the Overland Landlord is a Maryland real estate investment trust, the foregoing terms of this Section 24.18 shall apply to it and its trustees, officer, shareholder, employee or agent mutatis mutandis.

         24.19 Arbitration.

         (a) Whenever in this Agreement it is provided that a dispute is to be resolved by an Arbitration, such dispute shall be finally resolved pursuant to an arbitration before a panel of three (3) arbitrators who will conduct the arbitration proceeding in accordance with the provisions of this Agreement and the rules of the American Arbitration Association. Unless otherwise mutually agreed by Owner and Manager, the arbitration proceedings will be conducted in New York, New York. All arbitrators appointed by or on behalf of either party shall be independent persons with recognized expertise in the operation of hotels of similar size and class as the Hotels with not less than five (5) years' experience in the hotel industry. The party desiring arbitration will give written notice to that effect to the other party, specifying in such notice the name, address and professional qualifications of the person designated as arbitrator on its behalf. Within fifteen (15) days after service of such notice, the other party will give written notice to the party desiring such arbitration specifying the name, address and professional qualifications of the person designated to act as arbitrator on its behalf. The two arbitrators will, within fifteen (15) days thereafter, select a third, neutral arbitrator. As soon as possible after the selection of the third arbitrator, and no later than fifteen
(15) days thereafter, the parties will submit their positions on each disputed item in writing to the three arbitrators. The decision of the arbitrators so chosen shall be given within a period of twenty (20) days after the appointment of such third arbitrator. The arbitrators must, by majority vote, agree upon and approve the substantive position of either Owner or Manager with respect to each disputed item, and are not authorized to agree upon or impose any other substantive position which has not been presented to the arbitrators by Manager or Owner. It is the intention of the parties that the Arbitrator's rule only on the substantive positions submitted to them by the parties and the Arbitrators are not authorized to render rulings which are a compromise as to any such substantive position. A decision in which any two (2) arbitrators so appointed and acting hereunder concur in writing with respect to each disputed item shall in all cases be binding and conclusive upon Owner and Manager and a copy of said decision shall be forwarded to the parties. The parties request that the Arbitrator assess the costs and expenses of the Arbitration and their fees against the parties based on a finding as to which parties substantive positions were not upheld. Otherwise the fees and expenses of the arbitration will be treated as an Operating Cost unless otherwise determined by the Arbitrators.

         (b) If the party receiving a request for Arbitration fails to appoint its arbitrator within the time above specified, or if the two arbitrators so selected cannot agree on the selection of the third arbitrator within the time above specified, then either party, on behalf of both parties, may request such appointment of such second or third arbitrator, as the case may be, by application to any judge of any court in New York County, New York of competent jurisdiction upon ten (10) days' prior written notice to the other party of such intent.

         (c) If there shall be a dispute with respect to whether a party has unreasonably withheld, conditioned or delayed its consent with respect to a matter for which such party has agreed herein not to unreasonably withhold its consent, such dispute shall be resolved by Arbitration.

         (d) Any disputes under Sections 2.1 or 7.6 shall be resolved by Arbitration; provided, however, notwithstanding the foregoing, Owner shall be entitled to seek and obtain injunctive and other equitable relief if it believes there has been a breach of Manager's obligation under either of said Sections.

         24.20 Estoppel Certificates. Each party to this Agreement shall at any time and from time to time, upon not less than fifteen (15) days' prior notice from the other party, execute, acknowledge and deliver to such other party, or to any third party specified by such other party, a statement in writing: (a) certifying that this Agreement is unmodified and in full force and effect (or if there have been modifications, that the same, as modified, is in full force and effect and stating the modifications); (b) stating whether or not to the best knowledge of the certifying party (i) there is a continuing default by the non-certifying party in the performance or observance of any covenant, agreement or condition contained in this Agreement, or (ii) there shall have occurred any event which, with the giving of notice or passage of time or both, would become such a default, and, if so, specifying each such default or occurrence of which the certifying party may have knowledge; (c) stating the date to which distributions of Operating Profits have been made; and (d) stating such other information as the non-certifying party may reasonably request. Such statement shall be binding upon the certifying party and may be relied upon by the non-certifying party and/or such third party specified by the non-certifying party as aforesaid, including, without limitation its and its Affiliates' lenders and any prospective purchaser or mortgagee of any Hotel.

         24.21 Confidentiality.

         (a) The parties hereto agree that the matters set forth in this Agreement and the information provided pursuant to the terms hereof are strictly confidential and each party will make every effort to ensure that the information is not disclosed to any outside person or entities (including the press) without the prior written consent of the other party except may be required by law and as may be reasonably necessary to obtain licenses, permits, and other public approvals necessary for the refurbishment or operation of the Hotels, or in connection with financing, proposed financing, sale or proposed sale. Notwithstanding anything to the contrary contained in this Agreement, the parties (and each employee, representative, or other agent of the parties) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transaction, and all materials of any kind (including opinions or other tax analyses) that are provided to the taxpayer relating to such tax treatment and tax structure; provided, however, that neither party (nor any employee, representative or other agent thereof) may disclose any information that is not necessary to understanding the tax treatment and tax structure of the transaction (including the identity of the parties and any information that could lead another to determine the identity of the parties), or any other information to the extent that such disclosure could result in a violation of any federal or state securities law.

         (b) No reference to Manager or to any of its Affiliates will be made in any prospectus, private placement memorandum, offering circular or offering documentation related thereto (collectively referred to as the "Prospectus"), issued by Owner or any of its Affiliates, which is designated to interest potential investors in a Hotel, unless Manager has previously received a copy of all such references. However, regardless of whether Manager does or does not so receive a copy of all such references, neither Manager nor any of its Affiliates will be deemed a sponsor of the offering described in the Prospectus, nor will it have any responsibility for the Prospectus, and the Prospectus will so state. Unless Manager agrees in advance, the Prospectus will not include any trademark, symbols, logos or designs of Manager or any of its Affiliates.

         24.22 Hotel Warranties. Manager shall be entitled to enforce in the name of Owner any warranties held by Owner with respect to the Hotels or any portion thereof.

         24.23 Effective Date. If the Effective Date does not occur on or before February 28, 2004 this agreement shall be of no force or effect.

         24.24 Overland Landlord.

         (a) Pursuant to a separate agreement, on the Effective Date, the Overland Landlord will acquire the Hotel in Overland Park, Kansas. Such Hotel is subject to the Assumed Mortgage which is intended to be assumed by the Overland Landlord. The parties agree to cooperate in connection therewith. Without limiting the generality of the foregoing, the parties acknowledge and agree that any reserves for taxes or insurance required under or in connection with the Assumed Mortgage shall be funded as an Operating Cost as and when required and any reserves for Repairs of FF&E required under or in connection with the Assumed Mortgage shall be funded as and when required from amounts in the Reserve Account or amounts to otherwise to be contributed thereto. The parties anticipate that such holder may seek to impose certain conditions on the structure and organization of the Overland Landlord. Accordingly, the Overland Landlord has not been formed and has not yet entered into the Overland Lease. On or before the Effective Date, Owner shall cause Overland Landlord to be duly formed, to execute and deliver the Overland Lease and join in this Agreement on the same terms and conditions upon which Master Landlord has joined herein.

         (b) Upon any foreclosure of the Assumed Mortgage, this Agreement shall terminate with respect to the Hotel subject thereto. Upon such termination, the Owner's Fixed Priority shall each be reduced proportionately so that after giving effect to such reduction the ratio of Owner's Fixed Priority to the NOI of the Hotels (other than the Hotel with respect to which this Agreement has been so terminated) for the most recently ended twelve (12) months as of the date of such foreclosure equals the ratio of Owner's Fixed Priority before such reduction to the NOI of all the Hotels (including, the Hotel with respect to which this Agreement has been terminated) for such period.

         24.25 Jersey City Hotel.

         (a) The parties acknowledge that on and after the Effective Date the Hotel located in Jersey City, New Jersey may continue to be owned by Candlewood Jersey City-Urban Renewal L.L.C. and leased to Master Landlord. In the event that is the case, then on the Effective Date Owner shall cause Candlewood Jersey City-Urban Renewal L.L.C. to join in this Agreement for purposes of agreeing to be bound by the terms of Sections 4.1 through and including 4.7, ARTICLE 15 and
ARTICLE 16 hereof with the same force and effect as though it were a Landlord.

         (b) Manager recognizes that such Hotel is subject to the Declaration of Environmental Restrictions, made as of July 9, 1993 by National Bulk Carriers, Inc. and recorded with the Hudson County Registrar of Deeds and Mortgages in Book 4617, Page 63 on July 16, 1993. Manager hereby recognizes the restrictions contained therein and recognizes that its interests are expressly subject to the provisions contained therein and agrees to not violate any of the conditions therein.

         (c) Owner and Manager shall cause all leases, grants and other written transfers of interest in such Hotel to contain a provision expressly requiring all holders thereof to take the property subject to the restrictions and not to violate any of the conditions of the Declaration of Environmental Restrictions.

         24.26 Opinion. On or before the Effective Date, Manager shall deliver to Owner one or more written opinions from counsel to the Guarantor, in form and substance reasonably satisfactory to the Owner, regarding the organization and authority of the Guarantor and the enforceability of the Guaranty together with certified copies of all charter documents of the Guarantor.

         IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement effective as of the day and year first above written.

                                      OWNER:

                                 HPT TRS IHG-1, INC.



                                 By: /s/ John G. Murray
                                    ---------------------------------------
                                 Name:  John G. Murray
                                 Title: Vice President



                                 MANAGER:



                                 INTERCONTINENTAL HOTELS GROUP RESOURCES, INC.

                                 By: /s/ Stevan D. Porter
                                    ---------------------------------------
                                 Name:  Stevan D. Porter
                                 Title: President

Master Landlord in consideration of good and valuable consideration, joins in the foregoing Agreement to evidence its agreement to be bound by the terms of Sections 2.6 and 4.1 through and including 4.7 and ARTICLE 15 and ARTICLE 16 thereof subject to the terms of Section 24.18.



                                 MASTER LANDLORD:



                                 HPT CW PROPERTIES TRUST,
                                 a Maryland real estate investment trust


                                 By: /s/ John G. Murray
                                    --------------------------------------------
                                    John G. Murray
                                    President

                                 HPT CW MA REALTY TRUST
                                 a Massachusetts business trust

                                 By: /s/ John G. Murray
                                    --------------------------------------------
                                    John G. Murray
                                    as Trustee and not individually

                                 HH HPTCW II PROPERTIES LLC,
                                 a Delaware limited liability company


                                 By: /s/ John G. Murray
                                    --------------------------------------------
                                    John G. Murray
                                    President



                                      Date of Execution:

The following exhibits have been omitted and will be supplementally furnished to the Securities and Exchange Commission upon request:

Exhibits A1-A76   Property descriptions
Exhibit C         Certain representations with respect to the Hotels

Please note that there is no Exhibit B to the Agreement.